UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14(a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a party other than Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12
ACADEMY SPORTS AND OUTDOORS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Academy Sports and Outdoors, Inc.
2023 Proxy Statement

Notice of
Annual Meeting of Stockholders
Thursday, June 1, 2023
8:00 a.m. Central Time
Academy Sports and Outdoors, Inc.
Corporate Headquarters - The Stadium
1540 North Mason Road
Katy, Texas 77449

*Figures as of fiscal year ended January 28, 2023

OUR MISSION	ACADEMY BY THE NUMBERS*
Provide FUN FOR ALL through strong assortments, value, and experience	Katy, Texas	~22,000
OUR VISION	Headquarters	Team Members
To be the BEST sports + outdoors retailer in the county	3	268 18
OUR VALUES	Distribution Centers	Stores States
•CUSTOMER focus and service •EXCELLENCE in all we do •Responsible LEADERSHIP •INITIATIVE with urgency •STUDENTS of the business •INTEGRITY always •Positive impact on our COMMUNITIES	OUR FOOTPRINT*

1
3
1
1
6
10
6
15
13
13
9
8
8
15
20
18
107
14
Stores per state

ASO	~$6.4B
Nasdaq ticker symbol	Fiscal 2022 Net Sales
WHO WE ARE	Academy Sports + Outdoors is a leading full-line sporting goods and outdoor recreation retailer in the United States. Academy’s product assortment focuses on key categories of outdoor, apparel, sports & recreation, and footwear through both leading national brands and a portfolio of private label brands.

Basis of Presentation
All references below to “Academy," "we," "us," "our" or the "Company" refer to (1) prior to October 1, 2020, New Academy Holding Company, LLC, a Delaware limited liability company and the prior parent holding company of our operations, and its consolidated subsidiaries; and (2) on and after October 1, 2020, Academy Sports and Outdoors, Inc., a Delaware corporation and the current parent holding company of our operations, and its consolidated subsidiaries. We conduct our operations through our subsidiaries, including our indirect subsidiary, Academy, Ltd., an operating company which is doing business as Academy Sports + Outdoors. References to this “Proxy Statement” refer to the 2023 Proxy Statement of the Company. References to the “Annual Meeting” refers to the Company’s 2023 Annual Meeting of Stockholders.
We operate on a retail fiscal calendar pursuant to which our fiscal year consists of 52 or 53 weeks, ending on the Saturday closest to January 31 (which such Saturday may occur on a date following January 31) each year. References to any year, quarter, or month mean our fiscal year, fiscal quarter, and fiscal month, respectively, unless the context requires otherwise. References to “2019,” “2020,” “2021,” “2022,” and “2023,” or to such fiscal year relate to our fiscal years ended February 1, 2020, January 30, 2021, January 29, 2022, January 28, 2023, and February 3, 2024, respectively, unless the context requires otherwise.
Capitalized terms used but not defined herein have the meanings set forth in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (the “Annual Report”). Numerical figures included in this Proxy Statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on the Company’s current expectations and are not guarantees of future performance. Words such as “outlook,” “guidance,” “anticipates,” “assume,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “future,” “will,” “seeks,” “foreseeable,” or the negative version of these words or other comparable words or similar expressions are used to identify these forward-looking statements. In particular, forward-looking statements include, but are not limited to, statements regarding the payment, timing or amount of dividends or statements we make about our expectations for our operations and business and our corporate responsibility progress, plans, and goals (including environmental and social matters and such other matters relating to our team members). Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in these materials speaks only as of the date released. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
Reference to websites included throughout this Proxy Statement are provided for convenience only, and the contents of our websites do not constitute a part of and are not incorporated by reference into this Proxy Statement.

Academy Sports and Outdoors, Inc. 1
Notice of Annual Meeting of Stockholders

Date and Time 8:00 a.m. Central Time, on Thursday, June 1, 2023	Place Academy Sports and Outdoors, Inc. Corporate Headquarters - The Stadium 1540 North Mason Road, Katy, Texas 77449

Record Date You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 4, 2023.
Voting by Proxy
To ensure your shares are voted, you may vote your shares via the Internet, by telephone or by completing, signing, and mailing the enclosed proxy card or voting instruction form. Voting methods are described on the following page and on the proxy card or voting instruction form.

Items of Business	1	To elect the three Class III director nominees named in the Proxy Statement.
	2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2023.
	3	Approval, by a non-binding advisory vote, the fiscal 2022 compensation paid to the Company’s named executive officers.
	4	Approval of the First Amendment to the Company’s 2020 Omnibus Incentive Plan, which, among other changes, increases the number of shares available for issuance thereunder.
	5	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.
This notice and the accompanying Proxy Statement, proxy card and 2022 Annual Report (the “proxy materials”) are first being made available to stockholders on or about May 12, 2023.
By Order of the Board of Directors,
Rene G. Casares
Senior Vice President, General Counsel, & Corporate Secretary
Dated: May 12, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 1, 2023
The Proxy Statement and the 2022 Annual Report are available at www.proxyvote.com.

2 Academy Sports and Outdoors, Inc.
Proxy Voting Methods

VOTING CUTOFF FOR VOTING BY PROXY
If you are a stockholder of record, your vote must be received by 10:59 p.m. Central Time on May 31, 2023 to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.

If at the close of business on April 4, 2023, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). If you were a stockholder of record, you may vote your shares via the Internet, by telephone or by mail, or you may vote in person at the Annual Meeting. You may also revoke your proxies at the times and in the manners described in the General Information section of this Proxy Statement. For shares held through a broker, bank or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

/ QR
To vote by proxy, if you are a stockholder of record:
By Internet or
QR Code
Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week, or scan the QR code on your proxy card.

You will need the 16-digit control number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you vote via the Internet, you do not need to mail a proxy card.

By Telephone
You can vote your shares from a touch-tone telephone by calling the number provided on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded.

You will need the 16-digit control number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you vote via the telephone, you do not need to mail a proxy card.
By Mail Mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you.

Academy Sports and Outdoors, Inc. 3
Proxy Statement
Annual Meeting of Stockholders
June 1, 2023
General Information
We have delivered this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Academy of proxies to be voted at the Annual Meeting to be held on June 1, 2023, and at any postponements or adjournments of the Annual Meeting. You are invited to attend the Annual Meeting and vote your shares in person.
Questions and Answers about the Annual Meeting

Q:
	WHAT AM I VOTING ON?	There are four proposals scheduled to be voted on at the Annual Meeting:
		Proposal 1	Election of the three Class III director nominees named in this Proxy Statement.
		Proposal 2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2023.
		Proposal 3	Approval, by non-binding advisory vote, of the fiscal 2022 compensation paid to our named executive officers.
		Proposal 4	Approval of the First Amendment to the Company’s 2020 Omnibus Incentive Plan, which, among other changes, increases the number of shares available for issuance thereunder.

Q:
	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?	As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

4 Academy Sports and Outdoors, Inc.

Q:
WHO IS ENTITLED TO VOTE?
Stockholders of record as of the close of business on April 4, 2023 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 77,056,416 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and
•Held for you in an account with a broker, bank or other nominee (shares held in “street name” or “beneficially”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.

Q:
	WHAT CONSTITUTES A QUORUM?	The holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

Q:
	WHAT IS A “BROKER NON-VOTE”?	A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares, and (2) the broker lacks the authority to vote the shares at its discretion. We expect that Proposal Nos. 1, 3 and 4 will be considered non-routine matters, and that a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. We expect that Proposal No. 2 will be considered a routine matter, and a broker will be permitted - but is not required - to exercise its discretion to vote uninstructed shares on this proposal. Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you do not plan to attend the Annual Meeting.

Q:
HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?
Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
For any other proposal being considered at the Annual Meeting, under our Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

Academy Sports and Outdoors, Inc. 5

Q:
HOW MAY I VOTE, AND HOW IS MY VOTE COUNTED?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director nominee because directors are elected by plurality voting. Broker non-votes, if any, will have no effect on the outcome of Proposal No. 1. With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), and the vote to approve the First Amendment to the Company’s 2020 Omnibus Incentive Plan (Proposal No. 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposal Nos. 2, 3 and 4, abstentions will have the effect of a vote “against” the proposal. For Proposal No. 2, we expect that there should be no broker non-votes (although brokers may, but are not required to, exercise discretionary voting on routine proposals). For Proposal Nos. 3 and 4, broker non-votes, if any, will have no effect on the outcome of the proposal.
You are not required to attend the Annual Meeting to vote. The Board is soliciting proxies so that you can submit your proxy before the Annual Meeting. If you vote by proxy, you will be designating Wendy Beck and Sharen Turney, each with power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you just sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals. The proxies also have discretionary authority to vote to adjourn our Annual Meeting, including for the purposes of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business comes before the Annual Meeting, the proxies will vote on those matters in accordance with their best judgment.

Q:
	HOW DOES THE BOARD RECOMMEND THAT I VOTE?	The Board recommends that you vote your shares:
		“FOR”	each of the three director nominees set forth in this Proxy Statement.
		“FOR”	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.
		“FOR”	the approval, on a non-binding, advisory basis, of the fiscal 2022 compensation paid to our named executive officers.
		“FOR”	the approval of the First Amendment to the Company’s 2020 Omnibus Incentive Plan, which, among other changes increases the number of shares available for issuance thereunder.

Q:
	WHO WILL COUNT THE VOTE?	Representatives of Broadridge Financial Solutions, our transfer agent, will tabulate the votes and act as inspectors of election.

6 Academy Sports and Outdoors, Inc.

Q:
	HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?	If you are a stockholder of record as of the close of business on the Record Date, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting, by using one of the following methods:
/ QR
By Internet or QR Code
If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your proxy card in order to vote by Internet. You may also scan the QR code on your proxy card to vote. If you vote via the Internet, you do not need to mail a proxy card.

By Telephone
You can vote your shares from a touch-tone telephone by calling the number provided on the voting website (www.proxyvote.com) and on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. You will need the 16-digit control number included on your proxy card in order to vote by telephone. If you vote via telephone, you do not need to mail a proxy card.

By Mail
You may vote by mail by marking your selections on the proxy card, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting will close at 10:59 p.m. Central Time, on May 31, 2023, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than May 31, 2023. If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Q:
HOW DO I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?
If you are a stockholder of record as of the Record Date and prefer to vote your shares in person at the Annual Meeting, you must bring proof of identification along with your proof of ownership. If you hold your shares in street name, you may only vote shares at the Annual Meeting if you bring a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares, as well as proof of identification and proof of ownership.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Academy Sports and Outdoors, Inc. 7

Q:
MAY I ATTEND THE ANNUAL MEETING IN PERSON AND ARE THERE ANY RESTRICTIONS?
In order to be admitted to the meeting, you will need to present (1) a form of personal identification, and (2) either your proxy card or proof of your ownership of Academy stock on the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Academy stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. For directions to the meeting, please email: investors@academy.com.

Q:
	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD ON OR ABOUT THE SAME TIME?	It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

Q:
	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?	Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy:
		/ QR	By Internet or QR Code Voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 10:59 p.m. Central Time, on May 31, 2023.
In Person Submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than May 31, 2023.
By Mail Sending a written statement to that effect to the Corporate Secretary of the Company (the “Corporate Secretary”), provided such statement is received no later than May 31, 2023.
If you hold shares in street name, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.

Q:
	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?	We will pay the costs of soliciting proxies. We have retained Alliance Advisors to assist in soliciting proxies for a fee of $15,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

8 Academy Sports and Outdoors, Inc.

Q:
	HOW CAN I VIEW COPIES OF THE COMPANY’S CORPORATE DOCUMENTS AND FILINGS WITH THE SEC, INCLUDING THIS PROXY STATEMENT AND THE ANNUAL REPORT?	Our website contains the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Bylaws, Corporate Governance Guidelines, Board committee charters, Ethics and Code of Conduct Policy, Anti-Corruption and Anti-Bribery Policy, Whistleblower Policy, Board Committee charters, Vendor Code of Conduct, Conflict Minerals Policy, and the Company’s SEC filings, including this Proxy Statement and the Annual Report. To view these documents, go to our investor relations website at investors.academy.com, and select “Documents & Charters” from the “Corporate Governance” drop-down menu, or select “SEC Filings” from the “Financials & Filings” drop-down menu.

Q:
	WHAT IS THE COMPANY’S FISCAL YEAR?	We operate on a retail fiscal calendar pursuant to which our fiscal year consists of 52 or 53 weeks, ending on the Saturday closest to January 31 (which such Saturday may occur on a date following January 31) each year.

Academy Sports and Outdoors, Inc. 9
Proposal One
Election of Directors
Board of Directors
The Board of Directors oversees or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board is currently comprised of nine directors (and will increase to ten directors as noted below), eight of whom are independent.
Our Certificate of Incorporation provides for a classified Board currently divided into three classes. Ken Hicks, Beryl Raff and Jeff Tweedy constitute a class with a term that expires at the Annual Meeting (the “Class III Directors”); Brian Marley, Tom Nealon, Chris Turner and, as described in greater detail below, as of June 1, 2023, Steven (Steve) P. Lawrence, constitute a class with a term that expires at the Annual Meeting of Stockholders in 2024 (the “Class I Directors”); and Wendy Beck, Theresa Palermo, who was appointed to the Board on July 21, 2022, and Sharen Turney constitute a class with a term that expires at the Annual Meeting of Stockholders in 2025 (the “Class II Directors”). Ms. Palermo was recommended to the Board by a third-party search firm, and Mr. Lawrence was appointed to the Board, effective as of 12:01 a.m. Central Time on June 1, 2023, in connection with his succeeding Mr. Hicks as our Chief Executive Officer and Mr. Hicks’s transition to the Executive Chairman role, effective as of such date. For details, see the “Leadership Structure of the Board” below. Directors are elected by our stockholders to serve for three-year terms that expire on the date of an annual meeting of stockholders. One class of directors stands for election at each of our annual meetings of stockholders. The terms of our three current Class III directors expire on the date of the Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the Nominating and Governance Committee (the “Governance Committee”), the Board has considered and nominated Ken Hicks, Beryl Raff and Jeff Tweedy to continue as Class III Director nominees for a three-year term expiring at the Annual Meeting of Stockholders in 2026. Action will be taken at the Annual Meeting for the election of these three Class III Director nominees.
Unless otherwise instructed, the persons named in the proxy card (the “proxy holders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of each of Ken Hicks, Beryl Raff and Jeff Tweedy. Each of these nominees has indicated that he or she will be willing and able to serve as a director. If either of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the Board may propose another person or persons in place of any such nominee(s), and the individuals designated as your proxies will vote to appoint that proposed person or persons. Alternatively, the Board may decide to reduce the number of directors constituting the full Board.
Board Composition
We believe the current composition of the Board brings a diverse balance of relevant experience and backgrounds to our Company. The Board is composed of seasoned directors and executives with proven track records of leadership and success in retail and other consumer-oriented businesses that are relevant in light of the Company’s business, strategy, and structure. The Board and the Governance Committee regularly evaluates its composition to ensure it continues to advance our business strategies and serve the interests of our stockholders.

10 Academy Sports and Outdoors, Inc.

Board Composition Matrix (Effective as of June 1, 2023)	W. Beck	K. Hicks	S. Lawrence	B. Marley	T. Nealon	T. Palermo	B. Raff	C. Turner	S. Turney	J. Tweedy

Total Number of Directors	10

Independence/Tenure/Class
Independent	✓			✓	✓	✓	✓	✓	✓	✓
Tenure (years)	2	2	0	2	2	0	1	1	1	2
Class	II	III	I	I	I	II	III	I	II	III
Term Expires	2025	2023	2024	2024	2024	2025	2023	2024	2025	2023
Gender Identity
Female	✓					✓	✓		✓
Male		✓	✓	✓	✓			✓		✓
Non-Binary Gender
Demographic Background
Black or African American										✓
Hispanic or Latinx
White	✓	✓	✓	✓	✓	✓	✓	✓	✓
Asian (including South Asian)
Native Hawaiian or Pacific Islander
Native American or Alaskan Native		✓
Two or More Races or Ethnicities		✓
LGBTQ+
Did Not Disclose Demographic Background
Veteran		✓

Average Age 60 Years	Gender Diversity 40% 4 Women	Ethnic Diversity 20% 2 Minorities

Independence 80% 8 of 10 Directors are Independent	Committee Chair Diversity 2 of 3 Committee Chairs are Women	Overall Diversity 60% 6 Directors are Women or Minorities
The following chart (as of June 1, 2023) summarizes the specific experience, attributes, skills, and qualifications of our directors and nominees. A director or nominee may possess additional experience, attributes, skills, and qualifications, even if not expressly indicated below.

Board Skills & Number of Directors
Accounting/Finance	Merchandising
8	5
Board Governance	Store Operations
6	5
Cybersecurity	Sourcing/Manufacturing
3	5
Digital/eCommerce	Strategic Planning
7		10
Human Resources (incl. diversity, equity & inclusion)	Supply Chain/Logistics
5	7
Marketing	Information Technology
8	5

Academy Sports and Outdoors, Inc. 11
Nominees for Election to the Board of Directors
Set forth below is certain information regarding each Class III Director nominee. Beneficial ownership of equity securities of the Class III Director nominees is shown under “Ownership of Securities” below. Mr. Hicks was recommended to the Board by Kohlberg Kravis Roberts & Co., L.P. (“KKR”), the Company’s former private equity sponsor at the time, Mr. Tweedy was recommended to the Board by a member of the Board, and Ms. Raff was recommended to the Board by an independent director. As noted above, Mr. Hicks’s transition to Executive Chairman will take effect as of 12:01 a.m. Central Time on June 1, 2023.
Class III Director Nominees

Ken C. Hicks
Chairman of the Board
Director Since: June 2020	Independent: No	Age: 70
Committee Membership: None Board Class: III

Ken C. Hicks has served as the Chairman of the Board and as President and Chief Executive Officer since May 2018. As of June 1, 2023, he will transition to the Executive Chairman role. Mr. Hicks has served as a member of the Board since June 2020 and served as a member of the board of managers of New Academy Holding Company, LLC from May 2017 until June 2020. Mr. Hicks previously served as President and Chief Executive Officer at Foot Locker, Inc. from August 2009 until February 2010, and also served as Chairman, President and Chief Executive Officer at Foot Locker, Inc. from February 2010 until November 2014, and as Executive Chairman at Foot Locker, Inc. from December 2014 until May 2015. Prior to joining Foot Locker, Inc. Mr. Hicks held senior positions at J.C. Penney Company, Inc., Payless ShoeSource, Home Shopping Network, May Department Stores Company, and McKinsey & Company. Currently, Mr. Hicks has served on the board of directors of Avery Dennison Corporation since July 2007. Previously, Mr. Hicks served on the Board of Directors and its Compensation Committee of Whole Foods Market, Inc. from May 2017 until August 2017. Mr. Hicks graduated from the United States Military Academy located in West Point, NY, and served in the U.S. Army. He also earned a Masters of Business Administration with highest distinction from Harvard Business School.

The Board selected Mr. Hicks to serve as a director based on his board, executive leadership, and management experience related to the retail industry, which includes merchandising, eCommerce, governance, financial, marketing, operations, real estate, sourcing, supply chain, and logistics skills.

12 Academy Sports and Outdoors, Inc.

Beryl B. Raff
Director Since: May 2021	Independent: Yes	Age: 72
Committee Membership: Compensation (Chair) Board Class: III

Beryl B. Raff has served on the Board and the Compensation Committee since May 2021 and as the Chair of the Compensation Committee since October 2021. Previously, Ms. Raff was the Chairman and Chief Executive Officer of Helzberg Diamonds, a wholly owned subsidiary of Berkshire Hathaway Inc., a multinational conglomerate holding company, from 2009 until July 2022. Ms. Raff has served as the non-executive Chairman since July 2022. Before joining Helzberg Diamonds, from 2001 until 2009, Ms. Raff held senior merchandising positions with J.C. Penney, most recently as Executive Vice President and General Merchandise Manager, where she was responsible for the day-to-day operation of the fine jewelry business and served on its Executive Board, which determined strategic direction and initiatives for JC Penney. Prior to JC Penney, Ms. Raff also was Chairman and Chief Executive Officer at Zale Corporation and held senior merchant positions at R. H. Macy & Company. Currently, Ms. Raff has served on the Board of Directors of Helen of Troy, Ltd. since August 2014, including on its Audit Committee and formerly its Compensation Committee, and on the Board of Directors of Larry H. Miller Company, including on its Governance and Compensation Committees. Previously, Ms. Raff served on the Board of Directors of The Michaels Companies, Inc., including on its Audit and Compensation Committees from September 2014 until April 2021, on the Board of Directors of Group 1 Automotive, Inc., including on its Compensation Committee and as chair of its Governance & Nominating Committee from June 2007 until February 2015, and on the Board of Directors of Jo-Ann’s Stores, Inc., including on its Audit and Governance Committees and as chair of its Compensation Committee from August 2001 until February 2011. She is a graduate of Boston University with a Bachelors of Business Administration and a Masters of Business Administration from Drexel University.

The Board selected Ms. Raff because of her board, executive leadership and management experience related to the retail industry, which includes accounting, finance, governance, marketing, merchandising, sourcing, manufacturing, operations, strategic, supply chain logistics, and talent management skills.

Jeff C. Tweedy
Director Since: October 2020	Independent: Yes	Age: 60
Committee Memberships: Compensation; Nominating & Governance Board Class: III

Jeff C. Tweedy has served on the Board, the Compensation Committee, and the Nominating & Governance Committee since October 2020. In March of 2021, Mr. Tweedy transitioned to an advisory role with Sean John Clothing, having served as its Chief Executive Officer from November 2007 until March 2021, and previously as its Executive Vice President from February 1998 until March 2005. He has served on the Board of Directors of The Piney Woods School since February 2019, and the advisory board of the Fashion Institute of Technology since January 2020, where he previously studied Menswear Design and Marketing. He served as Vice President of Karl Kani Jeans from March 1993 until June 1996. Mr. Tweedy served as Vice President of Spike Lee from February 1992 until June 1993 and as East Coast Sales Manager of Ralph Lauren Womenswear from February 1990 until December 1992.

The Board selected Mr. Tweedy to serve as a director based on his extensive executive leadership and management experience related to the retail industry, including merchandising, marketing, sourcing, manufacturing, strategic, and talent management skills.

BOARD RECOMMENDATION The Board recommends that you vote “FOR” the election of each of the Class III Director nominees named above.

Academy Sports and Outdoors, Inc. 13
Continuing Board Members Not Standing for Re-Election at the Annual Meeting
Set forth below is certain information regarding each director whose term continues beyond the Annual Meeting and who is not subject to re-election this year. Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities” below. Mr. Lawrence’s appointment to the Board will take effect as of 12:01 a.m. Central Time on June 1, 2023.
Class I Directors

Steve P. Lawrence
Director Since: June 2023	Independent: No	Age: 55
Committee Membership: None Board Class: I

Steve P. Lawrence will serve as Chief Executive Officer of the Company and will serve on the Board effective June 1, 2023. Mr. Lawrence has served as the Executive Vice President and Chief Merchandising Officer of the Company since joining the Company in February 2019 and will continue to serve as Chief Merchandising Officer until a successor is appointed. Prior to joining the Company, Mr. Lawrence was President, Chief Executive Officer and served on the board of directors at francesca’s from October 2016 to January 2019. From May 2012 to September 2016, he served as Chief Merchandising Officer at Stage Stores. Mr. Lawrence also spent nearly 12 years working in various merchandising leadership roles at J.C. Penney after 10 years at Foley’s. Mr. Lawrence obtained his Bachelor of Business Administration in Finance from the University of Notre Dame.

The Board selected Mr. Lawrence to serve as a director based on his board, executive leadership, and management experience related to the retail industry, which includes merchandising, eCommerce, customer loyalty, governance, financial, marketing, operations, real estate, sourcing, supply chain, and logistics skills.

Brian T. Marley
Director Since: June 2020	Independent: Yes	Age: 65
Committee Membership: Audit (Chair) Board Class: I

Brian T. Marley has served on the Board and as a member and Chair of the Audit Committee since June 2020 and served as a member of the board of managers of New Academy Holding Company, LLC from January 2018 until June 2020. Mr. Marley is the founder and has served as Managing Partner of Marley Associates LLC, where he has provided advisory services for a wide variety of consumer and retail firms, since 2014. Mr. Marley previously served as Executive Vice President and Chief Financial Officer of Belk, Inc. from 2000 until 2013. At Belk, Mr. Marley had responsibility for financial planning, accounting, treasury, risk management, process improvement, credit and customer loyalty programs. He also served as Chairman of Belk National Bank from 2000 until 2006. Prior to joining Belk, Mr. Marley was at KPMG LLP for 20 years, during which he was an Audit and Assurance partner in the Retail and Consumer Industry practice for seven years. He is a graduate of the University of North Carolina at Chapel Hill with a Bachelor of Science in Business Administration.

The Board selected Mr. Marley to serve as a director based on his executive leadership, governance, and management experience, including strategy, process improvement, risk management, customer loyalty, marketing, and extensive accounting and financial skills related to the retail industry.

14 Academy Sports and Outdoors, Inc.

Tom M. Nealon
Lead Independent Director (or “Lead Director”)
Director Since: March 2021	Independent: Yes	Age: 62
Committee Memberships: Compensation; Audit (effective as of May 31, 2023) Board Class: I

Tom M. Nealon has served on the Board and the Compensation Committee since March 2021, as Lead Director since December 2021, and as a member of the Audit Committee effective as of May 31, 2023. Mr. Nealon has served as Senior Advisor of Southwest Airlines Co. since September 2021 and served as President of Southwest Airlines Co. from January 2017 until September 2021. Mr. Nealon also served as Executive Vice President Strategy & Innovation of Southwest Airlines Co. from January 2016 until January 2017. Mr. Nealon also served as Group Executive Vice President of J.C. Penney Company, Inc., a retail company, from August 2010 until December 2011. In this role Mr. Nealon was responsible for Strategy, jcp.com, Information Technology, Customer Insights, and Digital Ventures. Mr. Nealon held other senior positions and consulting roles at J.C. Penney, The Feld Group, and Frito-Lay, a division of PepsiCo, Inc. Previously, Mr. Nealon served on the Board of Directors of Southwest Airlines Co. from December 2010 until November 2015, and on the Board of Directors and the Audit Committee of the Fossil Group, Inc. from April 2012 until May 2020. He is a graduate of Villanova University’s School of Business with a Bachelor of Science in Business Administration and earned a Master of Business from the University of Dallas.

The Board selected Mr. Nealon to serve as a director based on his extensive board, executive leadership, management experience related to the retail and consumer industries, including technology, eCommerce, marketing, merchandising, accounting, finance, governance, strategic planning, supply chain, logistics, technology, cybersecurity, and customer service skills.

Chris L. Turner
Director Since: December 2021	Independent: Yes	Age: 48
Committee Membership: Audit Board Class: I

Chris L. Turner has served on the Board and the Audit Committee since December 2021. Mr. Turner has served as the Chief Financial Officer of Yum! Brands, a quick service restaurant company, since August 2019 where he has global responsibility for finance, corporate strategy, supply chain and information technology. Before joining Yum! Brands, he served as Senior Vice President and General Manager at PepsiCo, Inc., a multinational food, snack, and beverage corporation, leading PepsiCo’s retail and eCommerce businesses with Walmart in the U.S. and more than 25 countries and across PepsiCo’s brands from December 2017 until July 2019. Prior to leading PepsiCo’s Walmart business, he served in various positions including Senior Vice President of Transformation for PepsiCo’s Frito-Lay North America business from July 2017 until December 2017 and Senior Vice President of Strategy for Frito-Lay from February 2016 until June 2017. Prior to joining PepsiCo, Mr. Turner spent more than 13 years at McKinsey & Company, a strategic management consulting firm, where he was a Partner in the firm’s Dallas office. During this time, he served clients in the retail, restaurant, consumer packaged goods, airline, high-tech and media industries. He is a graduate of the University of Arkansas with a Bachelor’s degree in Industrial Engineering and earned a Masters of Business Administration from Stanford University.

The Board selected Mr. Turner to serve as a director based on his significant business and management leadership experience related to the retail and consumer industries, including supply chain, logistics, digital/eCommerce, operations, technology, cybersecurity, and extensive financial skills.

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Class II Directors

Wendy A. Beck
Director Since: December 2020	Independent: Yes	Age: 58
Committee Memberships: Audit; Nominating & Governance (Chair) Board Class: II

Wendy A. Beck has served on the Board and the Audit Committee since December 2020 and as a member and the Chair of the Nominating & Governance Committee since May 2021. Ms. Beck most recently served as Executive Vice President and Chief Financial Officer for Norwegian Cruise Line Holdings, Inc., from September 2010 until March 2018. Prior to that, Ms. Beck served as Executive Vice President and Chief Financial Officer of Domino’s Pizza Inc. from 2008 until 2010, as Senior Vice President, Chief Financial Officer and Treasurer of Whataburger Restaurants, LP from 2004 until 2008 and as their Vice President and Chief Accounting Officer from 2001 through 2004, and as Vice President, Chief Financial Officer, and Treasurer of Checkers Drive-In Restaurants, Inc. from 2000 through 2001. Ms. Beck has served on the Board of Directors of Traeger, Inc., including on its Audit Committee and its Nominating and Corporate Governance Committee since July 2021, and on the Board of Directors of Hawaiian Holding, Inc., including on its Audit Committee since July 2022. Previously, Ms. Beck served on the Board of Directors and chaired the Audit Committee of At Home Group Inc. from September 2014 until July 2021, on the Board of Directors and the Audit Committee of SpartanNash Company from September 2010 until December 2013 and on the Board of Directors and the Compensation Committee of Bloomin’ Brands from February 2018 until April 2022. She is a graduate of the University of South Florida with a Bachelor of Science in Accounting and is a Certified Public Accountant.

The Board selected Ms. Beck to serve as a director based on her board, executive leadership and management experience related to the retail industry, which includes governance, strategic, supply chain, logistics, talent management, technology, cybersecurity and extensive accounting and financial skills.

Theresa E. Palermo
Director Since: July 2022	Independent: Yes	Age: 47
Committee Membership: Nominating and Governance Board Class: II

Theresa E. Palermo has served on the Board and the Nominating and Governance Committee since July 2022. Ms. Palermo has served as Senior Vice President, Connected Commerce and Marketing at Signet Jewelers Limited, since October 2019. Ms. Palermo also served as Senior Vice President, Marketing of Neiman Marcus Group, Inc. from September 2017 until October 2019. Ms. Palermo also served as Executive Vice President and Chief Marketing Officer of Vera Bradley Inc. from June 2015 until August 2017. Ms. Palermo held other senior positions and roles at Fossil Group Inc., Collective Brands, Inc., The Timberland Company, Polaroid Corporation, and United Communications Group Limited. She is a graduate of Auburn University with a Bachelor of Science in Marketing and earned a Master of Business Administration from Simmons University.

The Board selected Ms. Palermo because of her executive leadership and management experience related to the retail industry, which includes marketing, strategic planning and technology.

16 Academy Sports and Outdoors, Inc.

Sharen J. Turney
Director Since: August 2021	Independent: Yes	Age: 66
Committee Memberships: Compensation; Nominating & Governance Board Class: II

Sharen J. Turney has served on the Board, the Compensation Committee, and the Nominating & Governance Committee since August 2021. Ms. Turney served as the Chief Executive Officer of Russia-based jeans brand Gloria Jeans from November 2018 until November 2019. She served as President and Chief Executive Officer of Victoria’s Secret, a division of L Brands, Inc., from July 2006 until February 2016, and as President and Chief Executive Officer of Victoria’s Secret Direct, the brand’s catalogue and eCommerce operation, from May 2000 until July 2006. Prior to that, Ms. Turney spent 10 years in various executive roles, including President and Chief Executive Officer of Neiman Marcus Direct, the direct marketing division of Neiman Marcus Group. Ms. Turney has also served as an advisor to several retailers and technology companies. Ms. Turney has served on the Board of Directors of Bread Financial (formerly Alliance Data Systems Corp.), including on its Nominating and Governance Committee and as Chair of its Compensation Committee since June 2019, and on the Board of Directors of Paycom Software, Inc., including on its Compensation Committee and its Nominating and Governance Committee since September 2021. Previously, Ms. Turney served on the Board of Directors of Sweden-based designer sock and underwear brand Happy Socks AB from January 2018 until November 2019, on the Board of Directors of M/I Homes, Inc. from January 2011 until February 2018, and on the Board of Directors of FULLBEAUTY Brands from July 2016 until September 2018. She is a graduate of the University of Oklahoma with a Bachelor’s degree in Business Education and serves on the Baker Retailing Center Industry Advisory Board at the Wharton School at the University of Pennsylvania.

The Board selected Ms. Turney because of her board, executive leadership and management experience related to the retail industry, extensive digital/eCommerce, marketing, merchandising, operations, strategic, governance, supply chain, logistics, technology, and financial skills, and her experience as both a retailer and vendor serving the retail industry.

Academy Sports and Outdoors, Inc. 17
Board Governance
Board Oversight
The primary role of the Board is to direct and oversee the management of the business and affairs of the Company in a manner that it considers in the best interests of the Company and its stockholders, in accordance with applicable laws and the Nasdaq Stock Market LLC (“Nasdaq”) Listing Rules. The Board’s responsibility is one of oversight and, in performing its oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with our stockholders. The Board selects our Chief Executive Officer and oversees our executive officers, who are charged by the Board with conducting our business. As part of its responsibility, the Board exercises direct oversight of strategic matters such as strategic planning, budgeting, capital planning, compensation, governance, succession planning, cybersecurity, risk management, compliance, and environmental, social and governance (“ESG”) matters. The Board has a dedicated annual strategic planning meeting with senior management and receives quarterly strategic updates during its regular meetings.
To assist it in fulfilling its responsibilities, the Board has delegated certain authority to its standing committees: the Audit Committee, the Governance Committee and the Compensation Committee, each of which is composed entirely of independent directors. The roles and responsibilities of these standing committees are described below under “Board Committees.”
Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in the Board’s Corporate Governance Guidelines, which describe the principles and practices that the Board is expected to follow in carrying out its responsibilities. The Corporate Governance Guidelines are reviewed periodically by the Governance Committee and updated to the extent deemed appropriate in light of emerging practices and to ensure compliance with applicable laws, regulations, governance documents, and Nasdaq Listing Rules, upon recommendation to and approval by the Board. Copies of the Corporate Governance Guidelines and other corporate governance information are available on our investor relations website at investors.academy.com.
Our Corporate Governance Guidelines address topics such as the role and responsibility of the Board, Board composition, structure and policies, Board meetings, committees of the Board, expectations of directors, management succession planning for the Chief Executive Officer and other executive officers, annual Board and committee evaluations, director compensation, director independence and qualifications, nomination, and selection, Board refreshment and retirement age/term limits, selection and separation or combination of the Chairman of the Board and Chief Executive Officer, responsibilities of the Lead Director, director orientation and continuing education, director access to officers and team members, changes in directors’ principal occupation, outside directorships/overboarding, investor and other stakeholder communications with the Board and its non-management directors, and strategic planning and budgeting.
The Corporate Governance Guidelines limit the number of public company boards on which a director may serve (including our Board) to four and the number of public company audit committees on which an Audit Committee member may serve (including our Audit Committee) to three. Further, directors who also serve as executive officers (or in equivalent positions) generally should not serve on more than three public company boards (including our Board). All of our directors, director nominees, and executive officers currently comply with our overboarding policy.

18 Academy Sports and Outdoors, Inc.
Director Independence
Under the Corporate Governance Guidelines and the independence standards of the SEC and the Nasdaq Listing Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us or our management which, in the opinion of the Board, would impair their independence.
The Corporate Governance Guidelines define independence in accordance with Nasdaq Listing Rules, and require the Board to review and determine the independence of all directors at least annually.
The Board has affirmatively determined that each of Wendy Beck, Brian Marley, Tom Nealon, Theresa Palermo, Beryl Raff, Chris Turner, Sharen Turney, and Jeff Tweedy is “independent” under SEC rules, the Corporate Governance Guidelines and Nasdaq Listing Rules, including under the heightened independence standards applicable to audit and compensation committee members, and that Allen Questrom was independent during the period in which he served during 2022. In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).
Since our initial public offering (“IPO”) in October 2020, we have added nine independent directors to the Board, and the Board will be 80% independent, effective as of June 1, 2023.
Leadership Structure of the Board
We do not have a formal policy regarding the combination or separation of the Chairman of the Board and Chief Executive Officer positions. The Corporate Governance Guidelines provide the Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders at any given time.
Currently, Ken Hicks serves as Chairman of the Board and as our President and Chief Executive Officer. However, on April 27, 2023, as part of our ongoing and extensive management succession planning, we announced leadership changes scheduled to take effect as of 12:01 a.m. Central Time on June 1, 2023. As part of this succession process, the Board reviewed its leadership structure and determined that it would be advisable and in the best interest of the Company to separate the roles of Chairman of the Board and the Chief Executive Officer and President. As such, effective as of 12:01 a.m. Central Time on June, 1, 2023, Mr. Lawrence, the Company’s current Executive Vice President, Chief Merchandising Officer, has been appointed to succeed Mr. Hicks as the Chief Executive Officer of the Company and Michael P. Mullican, the Company’s current Executive Vice President, Chief Financial Officer, has been appointed to succeed Mr. Hicks as the President of the Company, with Mr. Hicks transitioning from Chairman, President and Chief Executive Officer to a newly created Executive Chairman of the Board role as of such time. As Chief Executive Officer, Mr. Lawrence will be responsible for developing and overseeing the implementation of our business strategy as well as leading and managing the day-to-day operations of the Company. With Mr. Hicks serving as Executive Chairman, the Board and the Company will continue to leverage Mr. Hicks’s leadership, expertise and experience. In this role, Mr. Hicks will remain involved at Academy, continuing to lead the Board and serving as a partner to Mr. Lawrence to support the execution of Academy’s recently announced long-range strategic plan. Mr. Hicks will also work closely with Mr. Lawrence to ensure a smooth leadership transition. Messrs. Lawrence and Mullican will continue to serve as Chief Merchandising Officer and Chief Financial Officer, respectively, until successors are appointed to these roles.
In addition, the Board continues to believe that strong, independent Board leadership and oversight are a critical aspect of effective corporate governance. The Corporate Governance Guidelines provide that a lead independent director (or “Lead Director”) may be appointed whenever the Board is chaired by a director who does not otherwise qualify as an “independent director.” As a result, because the Executive Chairman will not be independent due to his prior and ongoing service as an officer of the Company, Tom Nealon, who was appointed as our independent Lead Director in December 2021, will continue to serve in this role.

Academy Sports and Outdoors, Inc. 19
The position of Lead Director has a clear mandate, significant authority and well-defined responsibilities as set forth in the Corporate Governance Guidelines. These responsibilities and authority include, among others:
•presiding at meetings of the Board at which the Chairman of the Board is not present, including at executive sessions of the independent directors;
•collaborating with the Chairman of the Board regarding the information sent to the Board;
•collaborating with the Chairman of the Board regarding the agendas and schedules for the meetings of the Board;
•assisting in scheduling Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of agenda items;
•serving as liaison between the Chairman of the Board and the independent directors and/or with management, as appropriate;
•working with the Board and its committees to oversee the Company’s engagement with stockholders, proxy advisory firms, and other interested parties, reviewing stockholder inquiries, and making recommendations to the Board regarding responding to those inquiries, and being available for consultation and communication with major stockholders, upon request;
•calling meetings/executive sessions of the independent directors, as appropriate;
•collaborating with the Chairman of the Board in determining the need for special meetings of the Board; and
•recommending to the Board, in consultation with the applicable committee chairs, the retention of consultants and advisors who directly report to the Board, including independent legal, financial or compensation advisors.
We believe that the current Board leadership structure provides appropriate governance and risk oversight. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Executive Sessions
To promote free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in executive session with no members of management present from time to time. In addition and in accordance with the Nasdaq Listing Rules, to the extent that the non-management directors include any non-independent directors, the independent directors also meet separately at least twice a year in an executive session that excludes management and non-independent directors. The Lead Director presides at the executive sessions of both non-management and independent directors. In 2022, the independent directors separately met at least twice in executive session that excluded management and non-independent directors.
Board Committees
The Board has established an Audit Committee, a Compensation Committee and a Governance Committee, each of which is entirely comprised of independent directors. These committees are each described below. The Governance Committee is responsible for identifying Board members qualified to serve on each committee and recommending that the Board appoint members to each committee. Each committee reports regularly to the full Board summarizing the committee’s actions and any significant issues considered by the committee.
Each of the Board’s committees acts under a written charter, which was approved and adopted by the Board and describes the responsibilities of the committee. Copies of the Audit Committee, Compensation Committee, and Governance Committee charters are available on our investor relations website at investors.academy.com.

20 Academy Sports and Outdoors, Inc.
The following table shows the current memberships of each of the Board’s committees as of the date of this Proxy Statement.

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Wendy Beck (I)*	X		Chair
Brian Marley (I)*	Chair
Tom Nealon (I)* LD	X1	X
Theresa Palermo(I)			X
Beryl Raff (I)		Chair
Chris Turner (I)*	X
Sharen Turney (I)		X	X
Jeff Tweedy (I)		X	X
(I) Independent Director * SEC Audit Committee Financial Expert LD Lead Director X Member X1 Effective as of May 31, 2023
Audit Committee
Our Audit Committee consists of Brian Marley, who serves as the Chair, Wendy Beck, Tom Nealon (effective as of May 31, 2023), and Chris Turner. The Board has determined that each member of the Audit Committee is “independent,” as required by Rule 10A-3 under the Exchange Act, and the Nasdaq Listing Rules applicable to directors and audit committee members, and meets the “financial sophistication” requirement within the meanings of the Nasdaq Listing Rules, and has also determined that Messrs. Marley, Turner, and Nealon and Ms. Beck each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.
Under the Audit Committee’s charter, which is reviewed by the Audit Committee annually, the oversight responsibilities of the Audit Committee involve the following (among others):
•overseeing our consolidated financial statements and the audits thereof, earnings press releases, and earnings guidance;
•engaging our independent registered public accounting firm and reviewing, and approving or confirming its compensation, qualifications, performance, and independence;
•overseeing our accounting, financial reporting, and disclosure processes, practices and controls, and the quality and integrity thereof;
•overseeing our systems of internal controls regarding financial reporting and the adequacy and soundness thereof;
•overseeing our internal audit function and its performance;
•overseeing our enterprise, information technology, and cybersecurity/data protection risk management programs;
•reviewing our legal, compliance, ethics and whistleblower programs, and matters;
•pre-approving, eligible audit and non-audit services to be performed by the independent registered public accounting firm;
•reviewing and approving, if applicable, related person transactions and overseeing other related person transactions under the accounting rules; and
•reviewing and approving the Report of the Audit Committee for inclusion in the Proxy Statement. See “Report of the Audit Committee.”
Along with the Board, the Audit Committee receives regular reports from management to help ensure its effective and efficient oversight and to assist in its proper risk management and ongoing evaluation of management controls. Through its regular meetings with management, including the accounting, finance, legal, internal audit, risk management, business continuity, and information technology functions and discussions, as appropriate, with our independent registered public accounting firm and internal auditors, the Audit Committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors. Our internal auditors report functionally and administratively to our Chief Financial Officer and directly to the Audit Committee.

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Compensation Committee
Our Compensation Committee consists of Beryl Raff, who serves as the Chair, Tom Nealon, Sharen Turney, and Jeff Tweedy. The Board has determined that each member of the Compensation Committee is “independent” as required under the Nasdaq Listing Rules applicable to directors and members of a compensation committee and also qualifies as a “non-employee” director for purposes of Section 16 of the Exchange Act.
Under the Compensation Committee’s charter, which is reviewed by the Compensation Committee annually, the oversight responsibilities of the Compensation Committee involve the following (among others):
•overseeing, reviewing, and approving the overall compensation philosophy of the Company;
•reviewing and recommending corporate goals and performance objectives of the Chief Executive Officer and approving corporate goals and performance objectives of other executive officers, relevant to their compensation;
•reviewing and evaluating the performance of executive officers;
•reviewing and recommending compensation of directors and the CEO and approving compensation of other executive officers;
•reviewing and recommending policies and practices concerning executive officer compensation programs, benefit plans, perquisites, and expense accounts;
•overseeing the Company’s strategies and policies related to talent management (and working with the Lead Director and the Board’s other committees with respect to matters overseen by such other committees), including with respect to ESG related matters such as talent development and retention, workplace environment and culture, and diversity and inclusion;
•administering or overseeing incentive compensation, stock incentive and stock purchase plans, including determining grants of equity awards under the stock-based plans;
•undertaking annual review and risk assessment of compensation policies and practices;
•overseeing executive officer succession planning;
•reviewing and/or recommending any employment contracts or transactions involving directors or executive officers and any related compensation arrangements;
•assessing and monitoring the independence of its compensation consultant and legal counsel;
•pre-approving services to be provided to the Company by its compensation consultant;
•reviewing and discussing with management the Company’s engagement efforts with stockholders on the subject of executive officer compensation;
•reviewing, approving, and monitoring compliance with stock ownership guidelines for directors and executive officers and the Company’s clawback policy; and
•reviewing and approving the Compensation and Discussion Analysis and the Compensation Committee Report for inclusion in the Proxy Statement. See “Compensation & Discussion Analysis” and “Compensation Committee Report "
Along with the Board, the Compensation Committee receives regular reports from management to help ensure its effective and efficient oversight and to assist in its proper risk management and ongoing evaluation of compensation programs. Through its regular meetings with management, including the human resources, compensation, and legal functions and discussions, as appropriate, with its independent compensation consultant, the Compensation Committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors.

22 Academy Sports and Outdoors, Inc.
Nominating and Governance Committee
Our Governance Committee consists of Wendy Beck, who serves as the Chair, Theresa Palermo, Sharen Turney, and Jeff Tweedy. The Board has determined that each member of the Governance Committee is “independent” as required under the Nasdaq Listing Rules applicable to directors.
Under the Governance Committee’s charter, which is reviewed by the Governance Committee annually and, the oversight responsibilities of the Governance Committee involve the following (among others):
•developing the Company’s corporate governance practices, policies, and documents and overseeing the related risks;
•reviewing and monitoring the composition, size, structure, functioning, and performance of the Board and its committees;
•establishing criteria for the selection of candidates and nominees for appointment or election as directors to serve on the Board;
•identifying and recommending individuals believed to be qualified as director candidates or nominees, including recommendations whether current directors should stand for re-election, and the class of directors in which the candidate or nominee should serve;
•evaluating director candidates or nominees recommended by stockholders on a substantially similar basis as it considers other candidates or nominees;
•recommending directors to serve on the Board’s committees;
•reviewing the independence and possible conflicts of interest of directors;
•recommending an independent director to serve as Lead Director;
•providing oversight and making recommendations for the Company’s corporate social responsibility efforts, including ESG matters, and political contributions;
•approving directorships at other for-profit organizations offered to directors and executive officers;
•working with Lead Director to oversee communications with stockholders, proxy advisory firms and other interested parties concerning governance and other related matters and reviewing stockholder proposals and making recommendations to address them (and work with other committees with respect to matters overseen by them);
•overseeing evaluations of the Board and its committees; and
•overseeing director engagement, education, and orientation activities.
Along with the Board, the Governance Committee receives regular reports from management to help ensure its effective and efficient oversight and to assist in its proper risk management and ongoing evaluation of governance practices and policies. Through its regular meetings with management, including the legal, ESG, and investor relations functions and discussions, as appropriate, with its legal counsel, the Governance Committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors.
Board and Committee Meetings and Attendance
All directors are expected to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. During 2022, the Board held seven meetings, the Audit Committee held five meetings, the Compensation Committee held six meetings, and the Governance Committee held four meetings. In addition, the Board, the Audit Committee, the Compensation Committee, and the Governance Committee acted by unanimous written consent several times during 2022. In 2022, all of our incumbent directors attended at least 75% of the meetings of the Board of Directors and its committees during the time in which he or she served as a member of the Board or such committee. In addition, all of our directors are expected to attend our Annual Meetings of Stockholders, and all ten of our then serving directors attended the 2022 Annual Meeting of Stockholders.

Academy Sports and Outdoors, Inc. 23
Board and Committee Evaluations
In order to assess the functioning and effectiveness of the Board and its committees, the Corporate Governance Guidelines and the charters of each of the Board’s committees require the Board and each of its committees to conduct a formal performance evaluation on at least an annual basis, generally at the first regularly scheduled meetings of the Board or such committee in the fiscal year. This annual evaluation process is overseen by the Governance Committee in concert with the Lead Director and requires that the Board and its committees each review and evaluate their respective performances against the requirements of the Corporate Governance Guidelines and the appropriate committee charters, respectively.
To encourage directors to be candid in their evaluations with their feedback, evaluation results are aggregated and presented without attribution, covering the following topics among others:
•Board/committee responsibilities and accountability (including with respect to strategy, operating performance, corporate governance, risk management, succession planning, senior management development, ESG, and corporate culture);
•Board/committee composition and structure (including the mix of director experience, skills, qualifications, viewpoints, and backgrounds);
•Board/committee meeting mechanics and conduct;
•Board/committee meeting information and materials;
•Board/committee member’s conduct and culture;
•Board/committee engagement, orientation, and continuing education;
•Board/committee interaction with management; and
•Overall performance/effectiveness of the Board/committee and its members.
In addition to the written evaluation, our Lead Director also conducts one-on-one interviews with each of the directors, and the chair of each committee shares the evaluation report with committee members and solicits additional feedback. These interviews address similar topics, with the one-on-one setting permitting more detailed feedback on Board operations and director performance, as well as providing opportunities for mentoring newer directors. The results of the evaluations and feedback from these interviews is typically discussed in executive session with the full Board and by each committee at their first regular meetings of the fiscal year.
Outside of our formal annual performance evaluations, our directors share their perspectives, feedback and suggestions, year-round, both during and outside of Board and committee meetings.
Director Nomination Process
The Governance Committee is responsible for recommending director nominees to the Board for annual election by the stockholders. The Board seeks to promote refreshment of its directors, while also balancing the need for institutional knowledge and stability that comes from longer-term service on the Board. As part of the Board’s ongoing refreshment efforts, the Corporate Governance Guidelines prohibit a director from being nominated for re-election at any annual meeting following the earlier of their 75th birthday or after they achieve 15 years of service on the Board. Current members of the Board whose class term is expiring are considered for nomination for reelection unless they have notified the Board that they do not wish to stand for re-election. Nevertheless, the Board believes that directors should not expect to be re-nominated at the end of their term. In determining whether to recommend a current director for re-election, the Governance Committee considers the director’s qualifications, participation in and contributions to the activities of the Board, the results of the annual Board evaluation, and past meeting attendance.
The Governance Committee may also consider director nominees identified by other sources, including current members of the Board, members of management, and stockholders. From time to time, the Governance Committee may retain a third-party search firm to assist in the identification of possible Board candidates. Services provided by the search firms include identifying and assessing potential director candidates meeting criteria established by the Governance Committee, verifying

24 Academy Sports and Outdoors, Inc.
information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.
The Board will consider director candidates recommended by stockholders on a substantially similar basis as it considers other candidates. Any such recommendation should be submitted to the Corporate Secretary in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449. All recommendations for nomination received by our Corporate Secretary that satisfy our Bylaws’ requirements relating to director nominations will be presented to the Board for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These requirements are also described in this Proxy Statement under “Stockholder Proposals for the 2024 Annual Meeting.”
Director Qualification Criteria
The Board is responsible for considering the long-term make-up of the Board and monitoring the mix of specific experience, skills, qualifications, and attributes of its directors so that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure. The Governance Committee is responsible for identifying director candidates, evaluating the qualifications of director candidates, and selecting and recommending director candidates to the full Board for initial appointment to the Board and/or nomination for annual election by our stockholders. When considering whether our current directors (including the director nominees) have the experience, skills, qualifications, or attributes, needed by the Board, the Board and the Governance Committee focus on each person’s background, primarily as reflected in the information discussed in each director’s individual biography set forth above. The Board and the Governance Committee believe that our current directors (including the director nominees) provide an appropriate mix of experience, skills, qualifications and attributes necessary for the Board, as a whole, to perform its oversight function in light of our business and structure.
The Governance Committee evaluates all candidates based on the same criteria, which is established by the Governance Committee and approved by the Board. The Governance Committee evaluates each director candidate on the basis of the length, breadth and quality of the candidate’s business experience, the applicability of the candidate’s skills and expertise to the Company’s business and strategic direction, the perspectives that the candidate will bring to the entire Board, and the personality or fit of the candidate with the existing members of the Board and management. As required by its charter and the Corporate Governance Guidelines, the Governance Committee seeks directors who are independent, have executive officer, consumer retail, and public board experience, and demonstrate strong character, mature judgment, an understanding of Academy’s business and industry, deep business acumen, independence of thought, and collegiality. In addition, the Governance Committee considers all other factors it considers appropriate, which may include the candidate’s personal familiarity with Academy, diversity of viewpoints, personal ethnic and national background, gender, race, geography and sexual orientation, age, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, career experience, relevant technical skills, governmental acumen, financial sophistication, and executive compensation experience, as well as the size, composition, combined expertise, and needs of the Board. The Board assesses the criteria for director candidates and nominees in connection with its annual evaluation of the Board and its committees.
The Board recognizes the importance of selecting directors from various backgrounds and professions, as well as who are diverse as to age, gender, race, ethnicity, and sexual orientation. The Board believes that developing a diverse board is beneficial because it enhances the Board’s performance. Thus, the Board is considerate of diversity, including diversity of gender and race, when evaluating the Board’s composition needs, as set forth in the Corporate Governance Guidelines and Governance Committee’s charter. The Corporate Governance Guidelines require that, as part of the search process for each new non-employee director, the Governance Committee should include women and minorities in each pool of candidates (and direct any third-party search firm to do so), and will interview at least one woman or one minority candidate. The Board assesses the effectiveness of these efforts in connection with its annual evaluation of the Board and its committees.

Academy Sports and Outdoors, Inc. 25
Director Orientation, Engagement, and Continuing Education
The Governance Committee oversees director orientation, ongoing director engagement, and our continuing education programs, which includes both internal activities and access to external programming. We have a structured director orientation program for new directors during their first year on the Board to accelerate their onboarding. This program includes information sessions with directors and senior management and visits to our stores and other facilities. Our director engagement and continuing education programs includes in-depth meetings with management and our outside advisors, covering topics such as the responsible sale and transfer of firearms, Board fiduciary responsibilities, personal cyber safety, preview new or updated product lines, and store visits and our distribution facilities to expand their insight into business operations and activities and observe our strategic initiatives in action. We provide all directors with membership in the National Association of Corporate Directors and relevant educational presentations and board-related periodicals.
Management Succession
The Board is responsible for the development and retention of senior leadership and ensuring that an appropriate succession plan is in place for our Chief Executive Officer and other executive officers. Both the Board and the Compensation Committee are regularly engaged in succession planning. The Compensation Committee primarily oversees the development and implementation of succession plans for senior leadership positions. This process includes review and discussion of the performance and development of senior leadership on a regular basis, along with management’s evaluation and recommendations for senior leadership succession, including both long-term succession plans and emergency succession plans. The Board also regularly reviews succession plans for senior management and the Chief Executive Officer. To assist the Board, our Chief Executive Officer annually provides his assessment of senior leaders and their potential to succeed at key senior management positions. The Board also meets potential leaders at many levels across the organization through formal presentations, informal events, one-on-one meetings, and store and other facility walks throughout the year.
As discussed above, on April 27, 2023, as part of our ongoing and extensive management succession planning, we announced leadership changes scheduled to take effect on June 1, 2023. Specifically, effective as of 12:01 a.m. Central Time on June 1, 2023, Mr. Lawrence, the Company’s current Executive Vice President, Chief Merchandising Officer, has been appointed to succeed Mr. Hicks as the Chief Executive Officer of the Company and Mr. Mullican, the Company’s current Executive Vice President, Chief Financial Officer, has been appointed to succeed Mr. Hicks as the President of the Company, with Mr. Hicks transitioning from Chairman, President and Chief Executive Officer to a newly created Executive Chairman of the Board role as of such time. Messrs. Lawrence and Mullican will continue to serve as Chief Merchandising Officer and Chief Financial Officer, respectively, until successors are appointed to these roles. For details, please see our “Leadership Structure of the Board” section above.
Environmental, Social, and Governance
At Academy, responsible leadership and integrity are values that are fundamental to the way we conduct our business. We believe that practicing corporate responsibility strengthens the accountability and performance of the Board and executive management team, supports the long-term interests of our stockholders and other stakeholders (including our team members, our customers, and their communities), and furthers the achievement of Our Vision to be the best sports + outdoors retailer in the country. Our commitment to meaningful environmental, social and governance (“ESG”) practices reflects our belief that we must engage in responsible corporate leadership to be our best.
ESG oversight is performed by the Board and its committees. The Governance Committee is primarily responsible for monitoring of our ESG practices. This includes reviewing our ESG initiatives and progress against general corporate responsibility trends and the views of our stakeholders and making recommendations to the Board, its other committees, and our executive leadership regarding our ESG strategy. The Governance Committee manages its oversight of our ESG practices by having regular discussions with management and quarterly updates of our ESG initiatives and progress during committee meetings. The Governance Committee is also responsible for overseeing ESG matters related to governance, investor relations, and political contributions. The Compensation Committee oversees ESG matters related to team members, including diversity, equity, inclusion, and belonging, compensation, benefits, and wellness, engagement and training, and succession planning. The Audit Committee oversees ESG matters related to compliance (including ethics, whistleblower hotline, and safety), cybersecurity, data privacy, and enterprise risk management. The Board oversees ESG as part of its oversight of our business and strategy. Each committee provides an update to the full Board on matters discussed and actions taken or recommended in its meeting held, including with respect to ESG matters. Each year, the Board receives a report on our ESG initiatives and progress, including a discussion of our ESG reporting and communications.

26 Academy Sports and Outdoors, Inc.
At the management level, senior leaders comprise a cross-functional team that drives our ESG efforts. The ESG team focuses on identifying key ESG matters that are important to our business and stakeholders, developing initiatives that advance our ESG efforts, and reporting and communicating our ESG progress. The ESG team works with the major functions of the Company, including executive management, merchandising, global sourcing, supply & logistics, community giving, communications, human resources, legal & compliance, safety, information technology, store and distribution center operations, facilities management, and internal audit to align our efforts with general corporate responsibility trends and the views of our stakeholders and report and communicate our progress on these efforts using the leading ESG framework and standards, as further described below.
Our ESG efforts primarily relate to keeping our customers active and connected with experiences, contributing to a diverse and inclusive society and workplace, investing in our team members, ensuring the quality and safety of our products, workplaces and retail experience, supporting and giving to our communities, enhancing our governance practices, strengthening our compliance programs, ensuring our cybersecurity, and minimizing our environmental impact. Going forward, we will continue to review and appropriately enhance the scope of our evolving ESG efforts.
On a periodic basis, we issue a report describing our ESG initiatives and progress. In April 2022, we issued a completely redesigned and updated ESG Report for 2021 (the “2021 ESG Report”). The 2021 ESG Report seeks to provide transparent and quantitative disclosures, reporting informed by the Sustainability Accounting Standard Board (“SASB”) standard and in reference to the Global Reporting Initiative (“GRI”) standard, and tear sheets that contain disclosures of certain standard metrics to improve the convenience of reviewing our achievements. Additionally, in December 2022, we issued a Greenhouse Gas (“GHG”) Emissions Supplement, which reported a baseline inventory of the Company’s Scope 1 and Scope 2 GHG emissions for calendar year 2021. In April 2023, the Company introduced its ESG Purpose Statement and Pillars, which provide a framework for the Company’s approach to ESG. The 2021 ESG Report, the GHG Emissions Supplement, and the ESG Purpose Statement and Pillars are available on the ESG page on our investor relations website at investors.academy.com.
Board Oversight of Risk Management
Management is responsible for the day-to-day management of risk, while the Board is primarily responsible for risk management oversight and delegates oversight of certain risk management to its committees. The Board oversees our long-range strategic and financial planning, annual budget and capital plans, stockholder return principles, and financing risks. The Audit Committee oversees the administration of our enterprise risk management (“ERM”) program and risk management of financial exposures, statements, controls, systems and reporting; regulatory and compliance, including ethics, anti-corruption, safety, and whistleblower programs; cybersecurity and data privacy; internal audit and related matters; shrink; and related party transactions. The Compensation Committee oversees risk management of our compensation policies and practices; talent recruitment, management, and retention; succession planning; and non-employee director compensation. The Governance Committee oversees risk management of our corporate governance; Board composition; director succession planning; ESG strategy; and political contributions. Each committee submits reports and recommendations to the Board regarding risk-related matters.
The Board and its committees receive regular reports from management regarding specific risks and trends to help ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The Board and its committees discuss selected risks in greater detail throughout the year with management and in executive sessions of the Board and/or the independent directors.
Risks facing the Company include macroeconomic, supply chain, legal, regulatory and compliance, operational, information technology, cybersecurity, labor, business continuity, competitive, financial, safety, reputational, and other business risk exposures. For more information on the risks that affect our business, please see the Annual Report.
Leaders from our Risk Management and Internal Audit functions (the “ERM Team”) administer our ERM program, which is designed to identify, assess and manage our top enterprise risks. Responsibility for managing each of top exposures driving our enterprise risks is assigned to one or more members of management, who we refer to as “risk owners.” The ERM Team’s responsibility is to regularly identify our top enterprise risks (including emerging risks); assess the likelihood of their occurrence, the significance of their potential impact, and the effectiveness of our existing strategies to mitigate their risk; and develop plans with risk owners to monitor, manage and mitigate these risks. The ERM Team holds regular risk discussions with enterprise risk owners and senior management, which inform the development, updating, and mitigation of the top enterprise risks. In addition, the ERM Team holds regular meetings to discuss key risks and their mitigation.

Academy Sports and Outdoors, Inc. 27
The Company also maintains an Enterprise Risk Management Committee (or “ERM Committee”), composed of senior leaders from certain principal functional areas of the Company and charged with adequately identifying short-term (within twelve months) and long-term key risks the Company faces in a timely manner. The ERM Committee meets monthly to discuss and address the Company’s enterprise risk profile and any new or emerging risks with our ERM Team and risk owners. The Company’s enterprise risks are assessed and ranked annually by the ERM Committee through leadership interviews, surveys, and calibrations based on risk management reviews conducted by the ERM Team.
In its oversight of our ERM program, the Audit Committee reviews the Company’s processes governing management’s assessment and management of the Company’s exposure to risk, including the implementation of strategies management takes to monitor and control such exposures. The Audit Committee stays apprised of significant actual and potential risks in part through their review of quarterly reports of the Company’s top enterprise risks prepared and presented by management, including the General Counsel and the heads of Risk Management and/or Internal Audit.
The Audit Committee has primary responsibility for overseeing risks related to cybersecurity and data privacy, although the full Board also exercises oversight over these risks. As frequently as needed, but at least on a quarterly basis, the Audit Committee and/or full Board receive detailed reports on cybersecurity and data privacy matters from our Chief Information Officer (who has primary responsibility for information security) and our General Counsel (who has primary responsibility for data privacy). The topics covered include risk identification and management strategies, risk mitigation activities, results of third-party assessments and testing, team member training and other preparedness activities, and strategy, compliance, and governance. In addition, our Internal Audit function routinely performs audits on various aspects of cybersecurity and data privacy and reports the results of these audits in its quarterly reports to the Audit Committee. As of May 31, 2023, three of the four members of the Audit Committee will have skills, knowledge and experience related to cybersecurity.
The Audit Committee also has primary responsibility for overseeing risks related to compliance with regulations, policies, and our Ethics and Code of Conduct Policy, including risks and concerns relating to ethics, gifts & entertainment, conflicts of interest, fraud, corruption, violations, theft, misuse of assets, discrimination, harassment, retaliation, and safety, although the full Board also exercises oversight over these risks. On a quarterly basis or more frequently as needed, the Audit Committee and/or full Board receive detailed reports on these risks and on concerns reported through the Company’s whistleblower hotline from our General Counsel (who is our chief compliance officer).
We believe that the leadership structure of the Board, along with the allocation of risk management responsibilities described above, provides appropriate risk oversight of our activities.
Code of Ethics
We maintain a written code of ethics (our Ethics and Code of Conduct Policy) that applies to our directors, officers and team members, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. The Ethics and Code of Conduct Policy covers the following topics, among others: respectful work & shopping environments, diversity and inclusion, safety and health, discrimination and harassment, vendor expectations, bribes and improper payments, conflicts of interest, insider trading, antitrust and competition, political activity and contributions, and reporting ethical concerns.
Our Ethics and Code of Conduct Policy is a “code of ethics,” as defined in item 406(b) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and can be viewed on our investor relations website at investors.academy.com. We intend to make any legally required disclosure regarding amendments to, or waivers of, provisions of our Ethics and Code of Conduct Policy on our website.
Prohibition on Hedging and Pledging of Company Stock
Our Insider Trading Policy requires executive officers and directors to consult, and receive pre-clearance from, our General Counsel prior to engaging in transactions involving the Company’s securities. Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in the Company’s securities. Our Insider Trading Policy also prohibits our directors, officers and team members from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.

28 Academy Sports and Outdoors, Inc.
Communications with the Board
As described in the Corporate Governance Guidelines, anyone, including stockholders and any other interested parties, who would like to communicate with, or otherwise make his or her concerns known directly to the Chairman of the Board or the chairperson of the Audit, Governance, and/or Compensation Committees, any then-serving Lead Director or, if there is no Lead Director, the director designated by the non-management or independent directors as the presiding director, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the attention of our Corporate Secretary at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449, who will forward such communications to the appropriate party, except that the Corporate Secretary reserves the right not to forward advertisements or solicitations, obscene or offensive items, communications unrelated to the Company’s affairs, business or governance, or otherwise inappropriate materials.
Compensation of Directors
Under the Board compensation program, non-employee directors receive the following compensation (references to non-employee directors exclude directors employed by the Company):
•an annual cash retainer of $100,000, which is payable each fiscal quarter in arrears in installments of $25,000;
•each non-employee director serving in the following positions on the Board will receive the following additional annual cash retainers, each of which is also payable each fiscal quarter in installments in arrears:
◦Lead Director: $40,000;
◦Audit Committee Chair: $30,000;
◦Compensation Committee Chair: $25,000; and
◦Nominating and Governance Committee Chair: $20,000.
•an annual grant of Restricted Stock Units, or “RSUs,” valued at $150,000 to be granted on the first business day following our annual meeting of stockholders and which is converted into the number of RSUs to be granted based on the prior 30 calendar day average closing price of our common stock as of the grant date. These RSUs vest 100% on the earliest of (i) the first anniversary of the date of grant, or, the date which is the business day immediately preceding the date of the next annual meeting of stockholders, (ii) the director’s termination due to death or Disability (as defined in the Company’s 2020 Omnibus Incentive Plan) or (iii) a Change of Control (as defined in the Company’s 2020 Omnibus Incentive Plan).
However, if a non-employee director is appointed to the Board after the first business day following an annual meeting of stockholders but more than 60 days prior to the next annual meeting of stockholders, such non-employee director will be paid the above-described annual cash retainer(s) and granted the above-described annual RSU grant prorated based on the number of calendar days remaining before (a) the next annual meeting of stockholders, if scheduled, or (b) the date of the first anniversary of the last annual meeting of stockholders, if the next annual meeting of stockholders is not scheduled, divided by (x) the number of calendar days between the last and next scheduled annual meeting of stockholders, or (y) 365, if either the last or the next annual meeting of stockholders date does not exist and ending on the vesting date for such prorated grant (which vesting date will be the same vesting date on which the corresponding annual grant that was made to the other non-employee directors will vest). A non-employee director appointed within 60 days of the next annual meeting of stockholders will receive a prorated cash retainer as described above, and an annual RSU grant will be made on the day of the annual meeting of stockholders as set forth in the director compensation policy.
Our directors will also be reimbursed for reasonable travel and lodging expenses associated with attendance at Board or committee meetings. Additionally, all directors are eligible to receive a discount of 20% on most of our merchandise, which is the same discount we offer to all our team members.
The following table contains information concerning the compensation of our non-employee directors in 2022, specifically, Mses. Beck, Palermo, Raff and Turney, and Messrs. Nealon, Marley, Questrom, Turner and Tweedy. Mr. Hicks did not receive any additional compensation for his service as Chairman of the Board in 2022 (and his compensation for services as our Chief Executive Officer is disclosed in the Summary Compensation Table in this Proxy Statement) and Nate Taylor (a non-employee director and designee of affiliates of KKR who resigned from the Board on June 2, 2022) was not compensated by the Company for this service on the Board in 2022 and was not subject to the Stock Ownership Guidelines described below.

Academy Sports and Outdoors, Inc. 29
Director Compensation Table for 2022

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Tom Nealon	136,621	150,000	286,621
Wendy Beck	118,310	150,000	268,310
Brian Marley	128,310	150,000	278,310
Theresa Palermo	52,747	130,165	182,912
Allen Questrom[4]	33,791	150,000	183,791
Beryl Raff	125,000	150,000	275,000
Chris Turner	100,000	150,000	250,000
Sharen Turney	100,000	150,000	250,000
Jeff Tweedy	100,000	150,000	250,000
1.Amounts reflect the aggregate amount of cash retainers earned during 2022 inclusive of prorated increased retainers for the Lead Director position and committee chairs. The amount reported for Ms. Palermo reflects a prorated amount since her service as a director was for a partial fiscal year.
2.Amounts reflect the full grant-date fair value of RSUs granted during 2022 computed in accordance with ASC Topic 718. See Note 9, Equity and Share-Based Compensation to our consolidated financial statements included in the Annual Report for the assumptions used in calculating these values.
3.Amounts reflected RSUs granted in 2022 under the Company’s 2020 Omnibus Incentive Plan. The amount reported for Ms. Palermo reflects a prorated annual grant amount since her service as a director was for a partial fiscal year. Grants under the Company’s 2020 Omnibus Incentive Plan contain the vesting terms described above under the Board compensation program.
4.Mr. Questrom retired from the Board on June 2, 2022. Cash payments were pro-rated based on the number of days of Board service.
As of January 28, 2023, the following non-employee directors held the following number of RSUs:

Name	Number of RSUs Outstanding
Tom Nealon	4,360
Wendy Beck	4,360
Brian Marley	4,360
Theresa Palermo	3,442
Allan Questrom*	-
Beryl Raff	4,360
Chris Turner	4,360
Sharen Turney	4,360
Jeff Tweedy	4,360
*Mr. Questrom retired from the Board on June 2, 2022.

30 Academy Sports and Outdoors, Inc.
The Compensation Committee reviews and assesses non-employee director pay levels every year. This process involves a review of competitive market data, including an assessment of our director compensation policy against the director compensation programs of companies in our executive compensation peer group and an update on recent trends in director compensation. In June 2022, the Compensation Committee and its compensation consultant conducted a thorough analysis of the board of directors' compensation, and following this review the Compensation Committee determined to make the following changes effective in 2022:
•Increasing the annual equity award fair market value from $130,000 to $150,000;
•Increasing the annual retainer for the:
◦Lead Director from $30,000 to $40,000;
◦Audit Committee Chair from $25,000 to $30,000; and
◦Nominating and Governance Committee Chair from $15,000 to $20,000.
•The changes were prorated for the remainder of 2022, per the director compensation policy.
The Board has adopted Stock Ownership Guidelines applicable to the non-employee directors, the Chief Executive Officer, and the other covered executives (see “Stock Ownership Guidelines” for more information). For non-employee directors the requirement is to hold 3.0x the annual cash retainer, not inclusive of any additional fees. The guidelines allow covered directors and executives up to five years from their compliance date to comply with the guidelines. The following holdings are counted as eligible securities:
•shares of common stock owned outright by the individual, or jointly with or separately by the individual’s spouse;
•shares of common stock held in trust for the benefit of the individual,
•shares of common stock held in the Company’s 401(k) Plan;
•performance-based restricted stock and restricted stock units that have met the performance criteria but have not yet vested and/or settled; and
•time-based restricted stock and restricted stock units.
Covered directors who do not achieve the required levels of ownership within the prescribed amount of time will be required to retain 100% of any Company equity acquired (net of taxes) until the next compliance date on which their ownership of eligible securities meets applicable required guidelines. The non-employee directors are either in compliance with the Stock Ownership Guidelines or within the prescribed time period for complying with such guidelines.

Academy Sports and Outdoors, Inc. 31
Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal 2023.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the appointment, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Further, if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.
The shares represented by your proxy will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP unless you specify otherwise.

BOARD RECOMMENDATION The Board recommends that you vote “FOR” the ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023.

32 Academy Sports and Outdoors, Inc.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP for the audit of our financial statements for 2022 and 2021 and for fees billed for other services rendered by affiliates of Deloitte & Touche LLP during those periods.

	2022	2021
Audit fees(1)	$1,799,849	$2,057,500
Audit-related fees(2)	$30,000	$30,000
Tax fees(3)	$278,505	$475,665
All other fees(4)	$4,000	$771,322
Total	$2,112,354	$3,334,487
1.Audit fees consist of fees for the annual audit of the Company’s annual consolidated financial statements, interim reviews of the quarterly consolidated financial statements,and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
2.Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
3.Includes the aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.
4.All other fees relate to accounting research tool fees and permitted services other than those that meet the criteria above, which are primarily related to consulting and advisory services.

Audit Committee Pre-Approval Policy
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for, and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee, prior to such engagement, pre-approves independent public accounting firm services within each category and the fees of each category are budgeted. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval or for services in excess of the originally pre-approved amount. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. If pre-approval is required between Audit Committee meetings, the Chair of the Audit Committee may pre-approve the services, provided that notice of such pre-approval is given to the other members of the Audit Committee and presented to the full Audit Committee at its next regularly scheduled meeting.

Academy Sports and Outdoors, Inc. 33
Report of the Audit Committee
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “Board Governance - Board Committees - Audit Committee.” Under the Audit Committee’s charter, management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report.
Submitted by the Audit Committee of the Company’s Board of Directors:
Audit Committee
•Brian T. Marley, Chair
•Wendy A. Beck
•Chris L. Turner

34 Academy Sports and Outdoors, Inc.
Proposal Three
Non-Binding Vote to Approve Executive Compensation
Pursuant to Section 14A of the Exchange Act, our stockholders are being asked to approve, by a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis and related, compensation tables and narrative discussion included in this Proxy Statement. While the results of this “say-on-pay” vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of Proposal No. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers in fiscal 2022, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders should review the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis, including the related the compensation tables and narrative discussion on pages 35 to 62, as well as the discussion regarding the Compensation Committee on page 21.
In accordance with our policy of holding annual “say-on-pay” advisory votes, the next “say-on-pay” advisory vote is expected to occur at our 2024 Annual Meeting of Stockholders.

BOARD RECOMMENDATION The Board recommends that you vote “FOR” the approval of the fiscal 2022 compensation paid to our named executive officers.

Academy Sports and Outdoors, Inc. 35
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program, including how the Compensation Committee (referred to as the Committee in this section) assessed performance and made compensation decisions for the fiscal year ended January 28, 2023 (also referred to as 2022).
Named Executive Officers
Our Named Executive Officers (or NEOs) for 2022 are:

Name	Title
Ken C. Hicks	Chairman, President and Chief Executive Officer (“CEO”)
Michael P. Mullican	Executive Vice President (“EVP”), Chief Financial Officer (“CFO”)
Steven (Steve) P. Lawrence	EVP, Chief Merchandising Officer
Samuel (Sam) J. Johnson	EVP, Retail Operations
Manish Maini	Senior Vice President (“SVP”), Chief Information Officer
We recently announced leadership changes scheduled to take effect during fiscal year 2023. Effective as of 12:01 a.m. Central Time on June 1, 2023, Mr. Lawrence will succeed Mr. Hicks as Chief Executive Officer of the Company, Mr. Mullican will serve as the President of the Company, and Mr. Hicks will transition into the role of Executive Chairman of the Board. As of the same time, Mr. Johnson will assume additional responsibilities for the real estate, construction and store design functions from Mr. Mullican. Until June 1, 2023 and until a successor-to-be-named who will succeed the executive is selected and appointed, each of Messrs. Lawrence and Mullican will continue to serve as Chief Merchandising Officer and CFO, respectively, including, if applicable, from and after June 1, 2023, in addition to their roles as Chief Executive Officer and President, respectively, if no relevant successor is appointed by then. Each of Messrs. Hicks, Mullican, and Lawrence have entered into amended and restated employment agreements in connection with this transition that are described in further detail below, see “Leadership Transition.” Since these changes did not occur during 2022, they are not the focus of this Compensation Discussion and Analysis and the related, compensation tables and narrative discussion included in this Proxy Statement.

36 Academy Sports and Outdoors, Inc.
2022 Business Highlights
Business highlights from 2022 include:

Net Sales $6.40 Billion -5.6% vs. 2021 +12.4% vs. 2020	Gross Margin % 34.6% 34.7% in 2021 30.5% in 2020	Net Income % 9.8% 9.9% in 2021 5.4% in 2020

Adjusted (“Adj.”) EBIT* $887.9 Million -8.3% vs. 2021 +77.0% vs. 2020	Pro Forma Adj. Diluted EPS* $7.70 +$0.10 vs. 2021 +$3.87 vs. 2020	Return On Invested Capital* 34.1% 42.0% in 2021 26.2% in 2020

Delivered industry leading store sales and profitability of $340 average net sales per square foot and an average of $3.2 million of operating income per store; 100% of stores opened prior to 2022 were profitable and accretive to earnings	Increased eCommerce sales growth by +9.1% vs. 2021, and eCommerce penetration was 10.7% of sales	Returned $614.1 million to stakeholders, which consisted of shares repurchases totaling $489.5 million, $24.6 million in dividend payments, and $100.0 million in debt reduction
* Adj. EBIT, Pro Forma Adj. Diluted EPS and Return On Invested Capital are non-GAAP financial measures. See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this Proxy Statement, including this Compensation Discussion & Analysis, to their most directly comparable GAAP financial measures.
2022 Compensation Highlights
Base Salary
•Mr. Hicks declined a base salary increase for 2022 for the fifth year in a row.
•In March 2022, in consultation with its independent compensation consultant, the Committee undertook a review of the total annual compensation opportunities for our NEOs. As a result of the review, the Committee approved increases of approximately 3.0% to the base salaries of each of Messrs. Mullican, Lawrence, Johnson and Maini to provide each NEO with a market-competitive package designed to reward strong performance and retain their services for the Company’s long-term growth.
Annual Cash Incentives
•Our NEOs achieved the following financial annual incentive metrics results:
◦94.7% of target Company net sales, and
◦98.7% of target Company Adjusted EBIT.
•Based on the Company’s financial results and each NEO’s individual performance, the 2022 Executive Team Bonus Plan payouts were earned at 81.8% of each NEO’s target opportunity.

Academy Sports and Outdoors, Inc. 37
Long-Term Equity Incentives
•The Committee approved annual long-term equity incentive award grants in March 2022 with the total target grant value allocated across a mix of 33% performance-based Restricted Stock Units (“RSUs”) and 67% stock options (“Options”) - which the Committee considers to be linked to company performance since Options only have value to the extent the share price appreciates following the grant date. The performance-based RSUs vest based on achievement of an Adjusted EBIT performance goal.
Say on Pay (“SOP”) Vote Result
•At our 2022 Annual Meeting of Stockholders, over 97% of stockholder voted in support of our SOP proposal related to our executive compensation program for 2021. The Committee values stockholder input and considered the results of this vote. Given the strong level of support, the Committee did not make any changes to the compensation program as a result of this vote.

38 Academy Sports and Outdoors, Inc.
What We Do/What We Don’t Do
We have implemented a number of compensation best practices in our program design.

What We Do		What We Do Not Do
✓	Committee comprised solely of independent non-employee directors.	x	We do not currently offer, nor do we have plans to provide, defined benefit pension arrangements or non-qualified deferred compensation plans or arrangements to our executive officers.
✓	Committee conducts annual review and approval of our compensation strategy and performs an annual compensation risk assessment.	x	We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments.
✓
Majority of compensation for our executive officers is “at risk” based on the Company’s performance, in the form of both short-term cash and long-term equity incentives to align the interests of our executive officers and stockholders.
		x	We do not grant Options with exercise prices below fair market value and we will not reprice Options without stockholder approval.
✓	Executive officers generally participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members.	x	Our executive officers are prohibited from hedging our securities, pledging our securities as collateral for loans, or holding our securities in margins accounts.
✓	Options and RSUs granted to executive officers vest over multi-year periods. In addition, certain RSUs granted to our executive officers are subject to performance-based vesting requirements.	x	We do not apply single-trigger vesting to equity awards upon a change in control.
✓	Maintain a clawback policy covering our key compensation programs.	x	We do not pay dividends or dividend equivalents on any equity awards.
✓	Maintain stock ownership requirements for our NEOs.
✓	Apply a Company financial performance threshold gate for annual bonus payouts – the Company must achieve 80% of the Adjusted EBIT target for participants to receive any annual bonus payout.

Academy Sports and Outdoors, Inc. 39
2022 Executive Compensation Program Details
Executive Compensation Objectives and Philosophy
The goal of our executive officer compensation program is to create long-term value for our stockholders, reward our executive officers for superior financial and operating performance, and support retention in a competitive market environment. We believe the most effective way to achieve these objectives is to design an executive officer compensation program that drives the achievement of annual, long-term and strategic goals and that aligns executive officers’ interests with those of our stockholders. The following are the core elements of our executive officer compensation philosophy:

Market Competitive
• Attract & Retain High Caliber Talent
Performance-Based
• Pay for Performance Culture
• At-Risk: Short- & Long-Term Goals
Core Elements of Our Executive Officer Compensation Philosophy
Stockholder Aligned
• In the Short-Term & Over the Long-Term
• Drive Significant Growth
• Long-Term Value Creation

40 Academy Sports and Outdoors, Inc.
Elements of 2022 NEO Compensation Program
There are three key elements of our executive officer compensation program:

Component	Purpose	Overview
Base salary	Compensate for services rendered each year	Based on position, experience, job responsibilities, market, internal pay equity, and individual performance
Annual cash incentive bonus	Encourage achievement of our corporate annual performance objectives Reward those individuals who significantly impact our corporate results	Company performance (weighted 90%) -Adjusted EBIT (weighted 50%) -Net sales (weighted 40%) Individual performance (weighted 10%)
Long-term equity incentives	Align executive officer and stockholder interests by creating a link between executive compensation and our long-term performance	Performance-Based RSUs (~33% of annual equity incentive award) - Earned-based on achievement of Adjusted EBIT performance goal Options (~67% of annual equity incentive award)
The charts below illustrate that the majority of each NEOs annual total target compensation(1) for 2022 was performance-based and at-risk based on the Company’s performance:

CEO Pay Mix	Other NEOs Average Pay Mix

■ Base Salary	■ Annual Incentives	■ Performance RSUs
■ Stock Options	■ Short-Term Compensation	■ Long-Term Compensation
1.Reflects fiscal year end base salary, annual target bonus, and annual target equity grant.
Base Salary
The base salaries of our NEOs are set based on position, experience, market, job responsibilities, individual performance, and internal pay equity. Adjustments to salary levels are typically considered annually as part of our performance review process but can also be made throughout the year, including in connection with a promotion or other change in job responsibilities.

Academy Sports and Outdoors, Inc. 41
Mr. Hicks requested, and the Committee agreed, that his base salary during 2022 not be increased. In March 2022, in consultation with its independent compensation consultant, Compensation Advisory Partners, the Committee undertook a review of the total annual compensation opportunities of each NEO. As a result of the review, the Committee approved increases of approximately 3.0% to the base salaries of each of Messrs. Mullican, Lawrence, Johnson and Maini to provide each such NEO with an overall market-competitive compensation package designed to reward strong performance and retain their services for the Company’s long-term growth.
The following table summarizes the base salaries of the NEOs for 2021 and 2022, in each case at the salaries in effect on the last day of such fiscal year. The actual salary amounts earned by the NEOs for 2022 are reported in the Summary Compensation Table.

Name	Year End 2021 Base Salary ($)	Year End 2022 Base Salary ($)	Percentage Increase (%)

Ken C. Hicks	1,100,000	1,100,000	—
Michael P. Mullican	675,000	695,000	3.0
Steve P. Lawrence	752,000	775,000	3.1
Sam J. Johnson	577,500	595,000	3.0
Manish Maini	550,000	566,500	3.0
In connection with the leadership transitions discussed above, effective as of June 1, 2023, Mr. Hicks’s, Mr. Mullican’s, Mr. Lawrence’s and Mr. Johnson’s annual base salaries will be adjusted to $700,000, $825,000, $1,000,000 and $725,000, respectively.
2022 Executive Team Bonus Plan
Bonus Plan Design
We seek to tie a significant portion of NEO compensation to performance. To accomplish this objective, we provide our NEOs the opportunity to earn annual cash bonuses tied to the achievement of both Company (weighted 90%) and individual (weighted 10%) performance metrics. Each NEO may earn from 0% to 200% of his target bonus opportunity, which is expressed as a percentage of the NEO’s fiscal year end base salary level. Any earned bonus payments are generally subject to the NEO’s continued employment through the payment date, which typically occurs in April following the end of the applicable fiscal year.
During the first quarter of 2022, the Committee finalized and approved the performance metrics for the 2022 Executive Team Bonus Plan, or the Bonus Plan. In setting the goals described below, the Committee established what it believed were stretch goals that would incentivize and reward exceptional employee performance without any guarantee that we would meet or exceed any such metrics in the prevailing business environment.
For NEOs to be eligible to receive any payout under the Bonus Plan, the Company must achieve a minimum Total Company EBIT Dollars (Adjusted EBIT) result of at least 80% of the Adjusted EBIT target as set and approved by the Committee. If this threshold is not met, no bonuses will be paid under the Bonus Plan.
Under the Bonus Plan, the Company performance metrics represent 90% of each NEO’s annual bonus opportunity. As was the case in 2021, for 2022, the Committee again chose Adjusted EBIT (weighted 50%) and Total Company Net Sales (weighted 40%) as the two Company performance metrics under the Bonus Plan. Adjusted EBIT reflects the profitability of the Company inclusive of depreciation and amortization impacts. Sales represent the primary means of growth for the Company.

42 Academy Sports and Outdoors, Inc.
For the Company performance metrics, we use linear interpolation to determine the payout percentage where the level of achievement falls between minimum and target or target and maximum levels of achievement.
Under the Bonus Plan, the individual performance metric represents 10% of each NEO’s annual bonus opportunity. Mr. Hicks recommended the NEOs’ individual performance goals, other than his own, to the Committee for its final approval. The Committee set Mr. Hicks’s individual performance goals. The level of individual performance achieved by each NEO other than Mr. Hicks are determined holistically by Mr. Hicks based on his assessment of their level of achievement of the applicable quantifiable and qualitative measures for their individual performance metrics and then recommended by him to the Committee for final approval. The Committee determines Mr. Hicks’s performance achievement independently.
The individual performance metrics for each of our NEOs for 2022 were as follows:
Individual Performance Metric Table

Name & Position	Individual Performance Metrics

Ken C. Hicks Chairman, President & CEO
•Achieve the Company’s performance metrics
•Create a meaningful eCommerce business
•Provide a great customer experience across all of our points of contact with our customers (Stores, Customer Care, Online, and Marketing) that drives long-term growth and loyalty
•Grow our store base to strengthen our existing markets and enter new markets successfully
•Strengthen the efficiency and effectiveness of our Supply Chain to support our growth across channels and geographies
•Develop and retain an industry leading retail team to support our growth
•Maintain and scale IT capabilities to support our growth
•Build Academy’s capabilities and improve its position in Environmental, Social, and Governance
•Develop the company Leadership Structure and Team for the future

Michael P. Mullican EVP, CFO
•Increase the productivity of our assets
•Maintain a strong balance sheet
•Grow our store base to strengthen our existing markets and enter new markets successfully
•Lead the development of the new long-range plan
•Build an industry leading retail team

Steve P. Lawrence EVP, Chief Merchandising Officer
•Drive the power merchandiser strategy
•Develop a more exciting and productive shopping experience in our stores
•Create a meaningful eCommerce business
•Develop and drive a more targeted communications approach to improve customer engagement
•Build an industry leading retail team

Sam J. Johnson EVP, Retail Operations	•Drive the power merchandiser strategy •Develop a more exciting and productive shopping experience in our stores •Increase the productivity of our assets •Build an industry leading retail team

Manish Maini SVP, Chief Information Officer
•Maintain and scale IT capabilities
•Create a meaningful eCommerce business
•Provide a great customer experience across all points of contact
•Strengthen the efficiency and effectiveness of our supply chain
•Build an industry leading retail team

Academy Sports and Outdoors, Inc. 43
Achievement of Performance Goals
The following table summarizes the Bonus Plan inclusive of the Company and individual performance results:

Company Performance (weighted 90%)			Level of Achievement
	Metrics		Threshold	Target	Maximum	Achievement

	Adjusted EBIT*	Goal (in millions)	$810.0	$900.0	$990.0	$888.6
		Goal as % of Target (%)	90.0	100.0	110.0	98.7
		Payout as % of Target (%)	50.0	100.0	200.0	93.7
	Total Company Net Sales	Goal (in billions)	$6.28	$6.75	$6.95	$6.40
		Goal as % of Target (%)	93.0	100.0	103.0	94.7
		Payout as % of Target (%)	50.0	100.0	200.0	62.4
Individual Performance (weighted 10%)			Level of Achievement
	Metric		Threshold	Target	Maximum

	Aggregated Individual Performance	Achievement	Minimal	Expected	Outstanding
		Payout as % of Target (%)	50.0	100.0	200.0
		NEO		Level Achieved as % of Target (%)	Payout as % of Target
		Ken C. Hicks		100.0	100.0
		Michael P. Mullican		100.0	100.0
		Steve P. Lawrence		100.0	100.0
		Sam J. Johnson		100.0	100.0
		Manish Maini		100.0	100.0
*Adj. EBIT is a non-GAAP financial measure. See “Annex B - Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this Proxy Statement to their most directly comparable GAAP financial measures. In addition, for purposes of calculating 2022 Company Adjusted EBIT under the Bonus Plan, the Committee also excluded certain one-time advisory expenses of $677,080. This exclusion was deemed necessary to accurately reflect the underlying performance of the business and to align the performance metric with the accountability of our NEOs. The overall impact to the achievement to “Goal as % of Target” was less than 0.1%.

44 Academy Sports and Outdoors, Inc.
The following table summarizes the 2022 bonuses earned under the Bonus Plan based on actual performance, as compared to the target opportunity, for each of our NEOs:

Name	2022 Base Salary ($)	Target Bonus (%)	Target Bonus Amount ($)	% of Target Bonus Earned for Achievement of Company Performance Metrics (%)	% of Target Bonus Earned for Achievement of Individual Performance Metric (%)	Overall Achievement Factor of Target Bonus (%)(1)	Final Bonus Payment ($)(2)

Ken C. Hicks	1,100,000	175.0	1,925,000	71.8	10.0	81.8	1,574,715
Michael P. Mullican	695,000	120.0	834,000	71.8	10.0	81.8	682,240
Steve P. Lawrence	775,000	120.0	930,000	71.8	10.0	81.8	760,772
Sam J. Johnson	595,000	120.0	714,000	71.8	10.0	81.8	584,076
Manish Maini	566,500	75.0	424,875	71.8	10.0	81.8	347,562
1.Overall Achievement Factor of Target Bonus is the sum of the % of Target Bonus Earned for Achievement of Company Performance Metrics plus % of Target Bonus Earned for Achievement of Individual Performance Metric.
2.Bonus payments under the Bonus Plan were calculated by multiplying the NEO’s base salary as of the end of 2022 by their target bonus opportunity, which was then adjusted by an overall achievement factor of target bonus based on the combined weighted achievement of the Company and individual performance metrics.
In connection with the leadership transitions discussed above, effective as of June 1, 2023, Mr. Hicks’s, Mr. Mullican’s, and Mr. Lawrence’s target bonus percentages will be adjusted to 120%, 140%, and 175%, respectively.
Long-Term Equity Incentive Compensation
2022 Annual Equity Incentive Awards
The Committee grants equity incentive awards of Options and performance-based RSUs to our NEOs annually as part of their overall performance-based compensation package. The Committee may also grant equity awards to address special situations that may arise from time to time. The use of long-term equity incentives creates a link between executive compensation and our long-term performance and growth, thereby creating alignment between executive officer and stockholder interests. The Committee considers market data and compensation peer practices, as well as the Company’s compensation strategy and place in the business cycle, to determine the appropriate mix of awards for participants.
On March 30, 2022, the Company granted the following Options with an exercise price of $39.17 and the following performance-based RSUs to our NEOs:

NEO	# of Options	$ Value of Options	Target # of Performance-Based RSUs	$ Value of Performance-Based RSUs

Ken C. Hicks	308,415	5,002,491	63,760	2,497,479
Michael P. Mullican	40,695	666,991	8,501	332,984
Steve P. Lawrence	40,695	666,991	8,501	332,984
Sam J. Johnson	40,695	666,991	8,501	332,984
Manish Maini	24,417	400,195	5,100	199,767

Academy Sports and Outdoors, Inc. 45
In 2022, approximately 67% of our March annual equity incentive award grants were delivered in the form of Options. The Committee believes that Options, which are granted with exercise prices at least equal to the fair market value of our shares on the date of grant, are performance-based in nature and provide an appropriate long-term incentive for our executive officers, since the Options reward them only to the extent the price of our shares increases and stockholders realize value following the grant date. Options generally vest over a four-year service period. For Mr. Hicks, per the terms of his negotiated employment agreement, 1/48th of the Options become vested and exercisable on each monthly anniversary of the grant date, generally subject to his continued service through the applicable vesting date. For the other NEOs, 25% of the Options become vested and exercisable on each anniversary of the grant date, generally subject to the grantee’s continued service through the applicable vesting date.
Approximately 33% of our March annual equity incentive award grants were delivered in the form of performance-based RSUs. Performance-based RSUs are structured so that only “Earned RSUs” are eligible to vest over a 4-year service-based vesting schedule. RSUs granted in 2022 become “Earned RSUs” based on (i) the Company’s level of achievement against a consolidated Adjusted EBIT target for the fiscal year in which the grant date occurs (such period, the “RSU Grant Year”), or (ii) the Company’s later achievement of a specified target share price. If the Company’s actual consolidated Adjusted EBIT for the RSU Grant Year is: (i) equal to or greater than the “high performance target,” then 100% of the RSUs will become Earned RSUs; (ii) less than the “high performance target” but equal to or greater than the “low performance target,” then a specified percentage (based on a linear performance scale) of the RSUs will become Earned RSUs; or (iii) less than the “low performance target,” then none of the RSUs will become Earned RSUs.
On March 1, 2023, the Committee determined that the Company’s Adjusted EBIT for 2022 was $888.6 million, 98.7% of the 2022 target Adjusted EBIT goal of $900 million and exceeding the “low performance target” of $810 million. This achievement resulted in 93.7% of the target performance-based RSUs becoming Earned RSUs. As noted above with regard to the Bonus Plan, for purposes of calculating the Company’s 2022 Adjusted EBIT, the Committee excluded certain one-time advisory expenses of $677,080. Such Earned RSUs remain subject to service-based vesting conditions as set forth below.

Performance-based Vesting	Metric	Achievement	Outcome
2022 Grant: Performance-Based RSUs	Achieve 2022 Adjusted EBIT target of $900 million	$888.6 million	93.7% of Grant Earned
Service-based Vesting
CEO
Upon the Committee’s certification of attainment of the performance goal, 1/48th of the total number of Earned RSUs is deemed vested for each monthly anniversary from the start of the 2022 fiscal year with the remainder continuing to vest in monthly installments thereafter per the terms of Mr. Hicks’s negotiated employment agreement. Earned RSUs are fully vested by the 4th anniversary of the start of the 2022 fiscal year.

Other NEOs
Upon the Committee’s certification of attainment of the performance goal, 25% of the Earned RSUs vest immediately. Thereafter, 25% of the Earned RSUs vest on each of the 2nd, 3rd, and 4th anniversaries of the start of the 2022 fiscal year.

If the Committee determines that the twenty (20) trading-day average fair market value of a share of common stock as of January 30, 2026 equals or exceeds a specified target share price, then the remaining 6.3% of the 2022 performance-based RSUs that have not become Earned RSUs as of January 30, 2026 will immediately become vested Earned RSUs upon such determination by the Committee.
The Committee, in consultation with Compensation Advisory Partners, and after a review of current market practices, approved a change in the terms applicable to the Options granted Mr. Hicks in 2022. Instead of accelerated vesting with respect to the next vesting date following termination of service due to death or disability, the Options granted Mr. Hicks in 2022 provide for vesting with respect to any vesting dates within the twelve months following such a termination. In addition, all 2022 equity awards include Retirement vesting terms. As defined in his 2022 equity agreements, “Retirement” refers to Mr. Hicks’s voluntary departure from the Company after he has attained the age of 65 and completed five (5) years of continuous service. In such an event, his unvested equity awards for 2022 will continue to vest as follows:

46 Academy Sports and Outdoors, Inc.
•Time-based Options: Any unvested Options remain outstanding and eligible to vest on each applicable vesting date as if Mr. Hicks had continued to serve the Company. The vesting of Options is not accelerated.
•Performance-based RSUs: Any "Earned RSUs" remain outstanding and eligible to vest on each otherwise applicable vesting date as if Mr. Hicks had continued to serve the Company. Vesting is not accelerated and any unvested unearned RSUs will be immediately forfeited.
Mr. Hicks was not Retirement eligible in 2022.
Looking Ahead - Changes Impacting the 2023 Annual Equity Incentive Awards
For 2023, the Committee adopted a new equity award program for our NEOs which consists of:
•50% of the award grant value is in performance-based RSUs with two (2) performance metrics (Adjusted Pre-Tax Net Income and Return on Investment Capital) measured over a 3-year cumulative timeframe, which cliff vests after three (3) years based on the extent of performance achievement,
•25% of the award grant value is in time-based Options vesting ratably over three (3) years, and
•25% of the award grant value is in time-based RSUs vesting ratably over three (3) years.

Other Compensation
General Benefits
Our NEOs are eligible to participate in the Company’s general benefit plans on the same terms as other team members. These plans include medical, dental and vision benefits, short-term disability, long-term disability, an Employee Stock Purchase Plan, a 401(k) Plan and a 20% employee discount on merchandise purchased in the Company’s stores or through our website.
Perquisites and Other Benefits
The perquisites and other personal benefits described below are provided to the applicable NEOs to eliminate potential distractions from performing their regular job duties and to promote productivity, health and well-being. We believe the cost of these programs is counterbalanced by an increase in productivity by the NEOs receiving access to them. All of the perquisites and personal benefits described below have been approved by the Committee.
In order to maintain competitiveness in the market as well as to maintain continuity of leadership by encouraging physical and financial well-being, the Committee approved reimbursement for annual physicals up to $2,000. The Company also provides each NEO with up to $5,000 in reimbursements for financial planning services. Neither of these perquisites have a tax gross-up component.
Pursuant to the terms of his employment agreement, during Mr. Hicks’s employment: (i) the Company will pay directly or reimburse him for reasonable monthly rent and utilities costs for a rental apartment in the Katy, Texas area, (ii) he will have use of a Company-owned vehicle when in Katy, Texas and have the Company pay all maintenance and insurance costs with respect to such vehicle, and (iii) the Company will pay directly or reimburse him on a monthly basis for reasonable and necessary expenses incurred in connection with periodic travel from work in Katy, Texas to his residence in California. In addition, he is entitled to receive from the Company on a monthly basis an additional payment in an amount sufficient to indemnify him on a net after-tax basis for any income tax associated with the provision of any of the perquisites described above. These perquisites will be discontinued effective as of July 2, 2023, in connection with Mr. Hicks’s transition to the Executive Chairman role.
The Company partners with various athletic organizations for business purposes and these organizations may include tickets to their events as part of our partnership with them. NEOs and team members may have the opportunity to use these tickets

Academy Sports and Outdoors, Inc. 47
for personal use, only if they are not already being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to team members and therefore no amount is included in the Summary Compensation Table with respect to this benefit.
How We Set Compensation
Role of the Committee
The Committee is comprised solely of independent non-employee directors. The Committee’s primary responsibilities are to determine the compensation of our Chief Executive Officer and other executive officers, evaluate our Chief Executive Officer’s performance, and administer our executive officer compensation and benefit programs. The Committee’s charter is described earlier in this Proxy Statement and available in the corporate governance section of our investor relations website at investors.academy.com.
When selecting and setting the amount of each compensation element, the Committee generally considers the following factors:
•our performance against the financial and operational objectives established by the Committee;
•each individual executive officer’s skills, experience, and qualifications relative to other similarly-situated executive officers at the companies in our compensation peer group;
•the scope of each executive officer’s role compared to other similarly situated executive officers at the companies in our compensation peer group;
•the performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, ability to lead their business unit or function, and work as part of a team, all in furtherance of our core values;
•internal pay equity among our executive officers, including the NEOs (other than our Chief Executive Officer);
•our performance relative to our compensation peer group; and
•the compensation practices of our compensation peer group and how each executive officer’s target compensation compares to a ranking of similar positions in our compensation peer group.
In determining the amount of long-term equity incentive compensation for our executive officers as part of its annual compensation review, the Committee also considers the accounting impact of the proposed awards on our earnings and the proportion of our total shares outstanding used for annual employee long-term equity incentive compensation awards, or burn rate, in relation to the median proportions of the companies in the retail sector benchmarks.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable. The Committee retains significant authority to adjust the compensation levels of our executive officers based on the foregoing, as well as other factors that it may deem appropriate to achieve our overall compensation goals.
Role of Executive Compensation Team
In discharging its responsibilities, the Committee works with members of our executive compensation team (i.e., our Chief Executive Officer, Chief Human Resources Officer, and Vice President of Compensation, Benefits, Human Resources Operations, and Payroll). The executive compensation team (with input from its consultant) assists the Committee by providing information on our performance and the individual performance of our executive officers, as well as market and industry data, and the executive compensation team’s perspective and recommendations on compensation matters. The Committee solicits and considers our executive compensation team’s recommendations and proposals with respect to adjustments to base salaries, annual cash bonus opportunities, long-term incentive compensation opportunities, perquisites, program structures, and other compensation-related matters for our executive officers. The Committee reviews and

48 Academy Sports and Outdoors, Inc.
discusses these recommendations and proposals with some or all of the members of our executive compensation team and uses them as one factor in determining and approving the compensation for our executive officers. In addition, the level of attainment of each individual NEOs performance goals pursuant to the Company’s Executive Team Bonus Plan (described in “2022 Executive Team Bonus Plan”) is recommended by our Chief Executive Officer (other than with respect to his own, which is determined by the Committee) to the Committee for its final approval. The executive officers on the executive compensation team recuse themselves from all Committee deliberations regarding their own individual compensation.
Role of Compensation Consultant
Pursuant to its charter, the Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, and other advisors, to assist in the performance of its responsibilities. For 2022, the Committee retained two independent nationally recognized executive compensation consultants, Compensation Advisory Partners (through September 2022) and Frederic W. Cook & Co, Inc. (“FW Cook”) beginning in October 2022. Compensation Advisory Partners and FW Cook perform no work for management and report directly to the Committee. The Committee assessed the independence of Compensation Advisory Partners and FW Cook based on standards promulgated by the SEC and concluded that no conflicts of interest exist that would prevent either from serving as an independent consultant to the Committee.
For 2022, the Committee utilized Compensation Advisory Partners for general input and guidance on components of our executive officer compensation program. Compensation Advisory Partners also advised the Committee with respect to developing a compensation benchmarking peer group and market data for base salary, annual bonus, long-term equity compensation, and perquisites for similarly situated executive officers in the Company’s compensation peer group. Compensation Advisory Partners and FW Cook also have advised the Committee on general executive compensation program elements and design.

Academy Sports and Outdoors, Inc. 49
How We Determine and Use our Compensation Peer Group
For purposes of comparing our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a group of comparable retail companies. In September 2021, the Committee, with the input of data and analysis from Compensation Advisory Partners developed and approved the compensation peer group immediately below which we used in 2022 for purposes of understanding the competitive market (“2022 Peer Group”):

AutoZone, Inc.	Carter’s, Inc.	Foot Locker, Inc.	Signet Jewelers Limited	Ulta Beauty, Inc.
Big Lots Stores, Inc.	Designer Brands Inc.	GameStop Corp.	The Gap, Inc.	Urban Outfitters, Inc.
Burlington Stores, Inc.	Dick’s Sporting Goods, Inc.	Sally Beauty Holdings, Inc.	Tractor Supply Company	Williams-Sonoma, Inc.
The companies in the 2022 Peer Group were selected using the following criteria:
•Appropriate revenue size and scope;
•Companies primarily in the retail business;
•Similar business model and/or products; and
•Companies that compete with us for executive talent.
Based on the criteria established for inclusion, the Committee determined to remove Advanced Auto Parts, The Michaels Companies, Caleres, and Geneesco, while adding Signet Jewelers Limited, The Gap, Inc., and Ulta Beauty, Inc. to the 2022 Peer Group.
This 2022 Peer Group was used by the Committee during 2022 as a reference for understanding the compensation practices of companies in our industry sector. To analyze the compensation practices of the companies in our 2022 Peer Group, Compensation Advisory Partners gathered data for the peer group companies from public filings (primarily proxy statements). This market data was then used as a reference point for the Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
Employment Agreements
We have entered into employment agreements with each of our NEOs and all of our other executive officers to help retain these executive officers who are key to the future success of the Company. For additional information regarding our NEO employment agreements in effect during 2022, see “Employment Agreements with NEOs.”
Stock Ownership Guidelines
We have adopted meaningful stock ownership guidelines for our officers. The following table summarizes the guidelines in effect during 2022:

Covered Position	Multiple of Pay	Applicable Pay
Chief Executive Officer	5.0x	Annual base salary
Executive Vice Presidents	3.0x	Annual base salary
Senior Vice Presidents – executive team	2.0x	Annual base salary
Senior Vice Presidents – non-executive team	1.0x	Annual base salary
Vice Presidents	0.5x	Annual base salary

50 Academy Sports and Outdoors, Inc.
If an officer has not met the required levels of ownership within the five-year prescribed timeframe, they will be required to retain 100% of the net shares acquired or held under any Company equity award until they meet their applicable required ownership guidelines. The following holdings are counted as eligible securities:
•shares of common stock owned outright by the individual, or jointly with or separately by the individual’s spouse;
•shares of common stock held in trust for the benefit of the individual,
•shares of common stock held in the Company’s 401(k) Plan;
•performance-based restricted stock and RSUs that have met the performance criteria but have not yet vested and/or settled; and
•time-based restricted stock and RSUs.
All of our NEOs are in compliance with these stock ownership guidelines or are within the five-year prescribed timeframe for complying with these stock ownership requirements.
Clawback Policy
We have adopted a clawback policy which provides for the recoupment of certain incentive compensation if the Committee determines that the incentive compensation of any executive officer was overpaid, in whole or in part, as a result of a misstatement triggering a restatement of the reported financial results of the Company due to the Company’s material noncompliance with financial reporting requirements under the securities laws, that is caused directly or indirectly by fraud, intentional illegal conduct or gross negligence. Late in 2022, the SEC issued the final rules regarding recoupment of incentive-based compensation. The Committee will amend the policy as necessary to conform with the listing standards adopted by NASDAQ implementing the SEC’s final rule within the prescribed effective timeframe as outlined by the SEC.
Prohibition on Hedging and Pledging of Company Stock
Our Insider Trading Policy requires executive officers and directors to consult and be pre-cleared by our General Counsel prior to engaging in transactions involving the Company’s securities. Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in the Company’s securities. Our Insider Trading Policy also prohibits our directors, officers and team members from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.
Compensation Risk Assessment
Annually, the Committee, together with management and Committee’s compensation consultant, conducts an analysis to determine whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on the Company in light of our overall business, strategy, and objectives. Management, in concert with the Committee and the Committee’s compensation consultant, reviews and evaluates both cash and equity incentive plans across executive and non-executive team member populations, as well as other compensation-related policies to which our team members are subject. This assessment evaluates both;
•material enterprise risks related to our business that may be exacerbated by compensation policies and practices, and
•the potential risks arising from attributes in our compensation practices, performance criteria, pay mix, and verification of performance results.
Based on this assessment, the Committee has determined that the risks arising from the Company’s compensation plans and policies are not reasonably likely to have a material adverse effect on the Company.

Academy Sports and Outdoors, Inc. 51
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report.
Submitted by the Compensation Committee of the Company’s Board of Directors:
Compensation Committee Members:
•Beryl B. Raff, Chair
•Tom M. Nealon
•Sharen J. Turney
•Jeff C. Tweedy

52 Academy Sports and Outdoors, Inc.
Summary Compensation Table
The following table summarizes the compensation of our NEOs for 2022, 2021, and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Ken C. Hicks Chairman, President, and Chief Executive Officer	2022	1,100,000	—	2,497,479	5,002,491	1,574,715	1,183,119	11,357,804
	2021	1,100,000	—	1,649,980	3,349,049	3,850,000	1,535,264	11,484,293
	2020	1,004,808	—	6,166,000	2,369,005	4,950,000	952,138	15,441,951
Michael P. Mullican EVP, Chief Financial Officer	2022	692,692	—	332,984	666,991	682,240	25,392	2,400,299
	2021	606,219	—	1,329,948	669,997	1,620,000	24,971	4,251,135
	2020	462,143	100,000	2,299,971	434,379	1,012,412	17,256	4,326,161
Steve P. Lawrence EVP, Chief Merchandising Officer	2022	772,346	—	332,984	666,991	760,772	23,406	2,556,499
	2021	748,615	—	1,329,948	669,997	1,804,800	22,504	4,575,864
	2020	663,942	—	2,416,556	603,304	1,745,077	25,529	5,454,408
Sam J. Johnson EVP, Retail Operations	2022	592,981	—	332,984	666,991	584,076	25,381	2,202,413
	2021	544,765	—	1,296,966	602,989	1,386,000	24,565	3,855,285
	2020	453,338	—	2,299,971	434,379	993,049	19,063	4,199,800
Manish Maini SVP, Chief Information officer	2022	564,596	—	199,767	400,195	347,562	25,377	1,537,497
	2021	532,819	—	947,998	401,989	783,750	24,491	2,691,047
	2020	442,867	—	966,816	314,079	709,421	19,067	2,452,250
1.The amounts reported in this column represent the NEO’s base salary paid during the specified fiscal year and reflect the mid-year increases for 2022.
2.The amounts reported in this column represent the grant date fair value of the RSUs granted to each of the NEOs in the specified fiscal year, computed in accordance with FASB Accounting Standards Codification Topic 718. The grant date fair value of the Performance-based RSUs granted in 2022 is based upon the probable outcome of the performance conditions at the date of grant and assumes the “target” level of performance is achieved, which is the highest level of performance condition achievable for the awards. The valuation assumptions used in determining such amounts are described in Note 9, Equity and Share-Based Compensation to our audited consolidated financial statements included in our Annual Report, incorporated by reference in this Proxy Statement.
3.The amounts reported in this column represent the grant date fair value of the Options granted to each of the NEOs in the specified fiscal year, computed using a Black-Scholes option-pricing model in accordance with FASB Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in Note 9, Equity and Share-Based Compensation to our audited consolidated financial statements included in our Annual Report, incorporated by reference in this Proxy Statement.
4.The amounts reported in this column represent the annual incentive bonus amounts earned by each NEO pursuant to the Company’s annual cash bonus plan for each fiscal year.

Academy Sports and Outdoors, Inc. 53
5.For a description of our perquisites, see “Other Compensation - Perquisites and Other Benefits” in the Compensation Discussion and Analysis. The table below summarizes the items included in the “All Other Compensation” for each NEO for 2022:

Name	Fiscal Year	Financial Planning Services ($)	Executive Physical ($)	Perquisites Pursuant to Employment Agreement ($)	401(k) Plan Employer Matching Contribution ($)	Total All Other Compensation ($)

Ken C. Hicks	2022	5,000	2,000	1,157,814*	18,305	1,183,119
Michael P. Mullican	2022	5,000	2,000	—	18,392	25,392
Steve P. Lawrence	2022	5,000	—	—	18,406	23,406
Sam J. Johnson	2022	5,000	2,000	—	18,381	25,381
Manish Maini	2022	5,000	2,000	—	18,377	25,377
(*) This amount includes:
i.$57,748 for monthly rent and utilities costs (including electric, gas, water, alarm, cable, housekeeping and internet but excluding meals and laundry) for a furnished rental apartment in the Katy, Texas area, which includes a $73,736 tax-gross up on these amounts per Mr. Hicks’s employment agreement;
ii.$14,630 for use of a Company-owned vehicle when in Katy, Texas and all maintenance and insurance costs with respect to such vehicle (calculated as described below), which includes a $18,680 tax gross-up on the cost of the Company vehicle usage; and
iii.$948,476 for expenses incurred in connection with periodic travel from work in Katy, Texas to his residence in California (including jet card payments for private air travel, cost of meals on the flights and for transportation to and from airports), which includes a $44,544 tax-gross up on the cost of flights and transportation to and from his flights to his home.
We calculated the incremental cost to us for Mr. Hicks’s personal use of a Company vehicle (including commuting and business travel not considered directly and integrally related to the performance of his duties) based on the depreciation expense, cost of insurance, and operating costs, such as fuel and maintenance, related to such travel. The incremental costs of personal trips using other ground transportation arrangements, such as vehicle services, are valued at the actual cost to us.

54 Academy Sports and Outdoors, Inc.
Grants of Plan Based Awards in 2022
The following table provides information with regard to 2022 grants to the NEOs under any incentive plan during the fiscal year ended January 28, 2023. For additional information regarding non-equity incentive plan awards, please see “2022 Executive Team Bonus Plan.” For additional information regarding equity incentive plan awards, please see “Long-Term Equity Incentive Compensation.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type(2)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ken C. Hicks	Annual Bonus	—	962,500	1,925,000	3,850,000	—	—	—	—	—	—
	Performance RSUs	3/30/2022	—	—	—	31,880	63,760	—	—	—	2,497,479
	Options	3/30/2022	—	—	—	—	—	—	308,415	39.17	5,002,491
Michael P. Mullican	Annual Bonus	—	417,000	834,000	1,668,000	—	—	—	—	—	—
	Performance RSUs	3/30/2022	—	—	—	4,250	8,501	—	—	—	332,984
	Options	3/30/2022	—	—	—	—	—	—	40,695	39.17	666,991
Steve P. Lawrence	Annual Bonus	—	465,000	930,000	1,860,000	—	—	—	—	—	—
	Performance RSUs	3/30/2022	—	—	—	4,250	8,501	—	—	—	332,984
	Options	3/30/2022	—	—	—	—	—	—	40,695	39.17	666,991
Sam J. Johnson	Annual Bonus	—	357,000	714,000	1,428,000	—	—	—	—	—	—
	Performance RSUs	3/30/2022	—	—	—	4,250	8,501	—	—	—	332,984
	Options	3/30/2022	—	—	—	—	—	—	40,695	39.17	666,991
Manish Maini	Annual Bonus	—	212,438	424,875	849,750	—	—	—	—	—	—
	Performance RSUs	3/30/2022	—	—	—	2,550	5,100	—	—	—	199,767
	Options	3/30/2022	—	—	—	—	—	—	24,417	39.17	400,195
1.Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable to each NEO with respect to 2022 under the Bonus Plan at threshold, target and maximum levels of performance, in each case calculated by multiplying each NEO’s fiscal year end base salary level by the applicable percentage at which the bonus would pay out based on the combined weighted achievement of the Company and individual performance metrics at each such level. The actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above and the calculation of the actual amounts paid is discussed more fully in “2022 Executive Team Bonus Plan” above.
2.The vesting schedule applicable to each Option and Performance RSU award is set forth in the “Outstanding Equity Awards at 2022 Fiscal Year End Table” table.
3.The target level of achievement is the highest level of achievement possible under the equity incentive plan awards listed in this table.
4.The amounts reported in this column represent the grant date fair value of the Options and Performance-based RSUs granted to each of the NEOs in 2022 pursuant to an award agreement under the 2020 Equity Plan, computed in accordance with FASB Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in Note 9, Equity and Share-Based Compensation to our audited consolidated financial statements incorporated by reference in this Proxy Statement. The grant date fair value of the performance-based RSUs, is based upon the probable outcome of the performance conditions at the date of grant and assumes the “target” level of performance is achieved, which is the highest level of performance condition achievable for the awards.

Academy Sports and Outdoors, Inc. 55
Outstanding Equity Awards at 2022 Fiscal Year End
The following table provides information with regard to each outstanding equity award held by the NEOs on January 28, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares of Stock that Have Not Vested (#)(4)	Market Value of Shares of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, or Other Rights That Have Not Vested ($)(6)

Ken C. Hicks	9/16/2018	164,487	—	—	17.14	9/16/2028	—	—	—	—
	3/7/2019	108,561	—	—	16.57	3/7/2029	—	—	—	—
	3/7/2019	220,413	—	—	16.57	3/7/2029	—	—	—	—
	3/5/2020	276,430	—	—	17.30	3/5/2030	—	—	—	—
	3/31/2021(7)	125,769	161,703	—	26.99	3/31/2031	—	—	—	—
	3/31/2021(8)	—	—	—	—	—	31,847	1,772,286	—	—
	3/30/2022(7)	57,825	250,590	—	39.17	3/30/2032	—	—	—	—
	3/30/2022(9)	—	—	—	—	—	59,713	3,323,028	—	—
	3/30/2022(10)	—	—	—	—	—	—	—	4,047	225,216
Michael P. Mullican	3/7/2019	21,712	—	—	16.57	3/7/2029	—	—	—	—
	3/7/2019	44,082	—	—	16.57	3/7/2029	—	—	—	—
	3/5/2020	49,757	—	—	17.30	3/5/2030	—	—	—	—
	3/31/2021(11)	14,210	42,633	—	26.99	3/31/2031	—	—	—	—
	3/31/2021(12)	—	—	—	—	—	9,170	510,311	—	—
	9/10/2021(13)	—	—	—	—	—	21,862	1,216,620	—	—
	3/30/2022(11)	—	40,695	—	39.17	3/30/2032	—	—	—	—
	3/30/2022(14)	—	—	—	—	—	7,961	443,030	—	—
	3/30/2022(10)	—	—	—	—	—	—	—	540	30,051
Steve P. Lawrence	3/31/2021(11)	14,210	42,633	—	26.99	3/31/2031	—	—	—	—
	3/31/2021(12)	—	—	—	—	—	9,170	510,311	—	—
	9/10/2021(13)	—	—	—	—	—	21,862	1,216,620	—	—
	3/30/2022(11)	—	40,695	—	39.17	3/30/2032	—	—	—	—
	3/30/2022(14)	—	—	—	—	—	7,961	443,030	—	—
	3/30/2022(10)	—	—	—	—	—	—	—	540	30,051

56 Academy Sports and Outdoors, Inc.

Sam J. Johnson	3/5/2020	1,952	—	—	17.30	3/5/2030	—	—	—	—
	3/31/2021(11)	12,789	38,369	—	26.99	3/31/2031	—	—	—	—
	3/31/2021(12)	—	—	—	—	—	8,253	459,279	—	—
	9/10/2021(13)	—	—	—	—	—	21,862	1,216,620	—	—
	3/30/2022(11)	—	40,695	—	39.17	3/30/2032	—	—	—	—
	3/30/2022(14)	—	—	—	—	—	7,961	443,030	—	—
	3/30/2022(10)	—	—	—	—	—	—	—	540	30,051
Manish Maini	6/6/2017	9,571	—	—	16.70	6/6/2027	—	—	—	—
	6/6/2017	33,683	—	—	16.70	6/6/2027	—	—	—	—
	4/5/2018	33,028	—	—	16.48	4/5/2028	—	—	—	—
	3/7/2019	17,641	—	—	16.57	3/7/2029	—	—	—	—
	3/7/2019	35,617	—	—	16.57	3/7/2029	—	—	—	—
	3/5/2020	35,977	—	—	17.30	3/5/2030	—	—	—	—
	3/31/2021(11)	8,526	25,579	—	26.99	3/31/2031	—	—	—	—
	3/31/2021(12)	—	—	—	—	—	5,502	306,186	—	—
	9/10/2021(13)	—	—	—	—	—	16,397	912,493	—	—
	3/30/2022(11)	—	24,417	—	39.17	3/30/2032	—	—	—	—
	3/30/2022(14)	—	—	—	—	—	4,776	265,784	—	—
	3/30/2022(10)	—	—	—	—	—	—	—	324	18,031

1.The numbers in this column represent vested Options outstanding as of January 28, 2023.
2.The numbers in this column represent unvested Options, outstanding as of January 28, 2023.
3.The expiration date for each of the Options is the date that is ten years after the initial grant date.
4.The numbers in this column represent RSUs that are subject to time vesting conditions, including Performance-based RSUs that were Earned RSUs as of January 28, 2023.
5.The numbers in this column represent RSUs that are subject to performance-based and time-based vesting conditions that were not earned as of January 28, 2023.
6.Amounts reported are based on $55.65, which was the closing price of our common stock on January 27, 2023, the last trading day before the end of our 2022 fiscal year.
7.The Options granted to Mr. Hicks vest as follows: 1/48th of the Options become vested and exercisable on each monthly anniversary of the grant date, subject to Mr. Hicks’s continued service through the applicable vesting date.
8.These Earned RSUs vest in monthly installments per the terms of Mr. Hicks’s employment agreement and will become fully vested by the 4th anniversary of the start of the 2021 fiscal year, subject to Mr. Hicks’s continued service through the applicable vesting date.
9.Reflects 93.7% of the 2022 Performance-based RSUs that became Earned RSUs and will vest in monthly installments thereafter per the terms of Mr. Hicks’s negotiated employment agreement and will become fully vested by the 4th anniversary of the start of the 2022 fiscal year, subject to Mr. Hicks’s continued service through the applicable vesting date.
10.Reflects outstanding Performance-based RSUs that have not become Earned RSUs. If the Committee determines that the twenty (20) trading-day average fair market value of a share of common stock as of January 30, 2026 equals or exceeds a specified target share price, then these will become vested Earned RSUs upon such determination by the Committee, subject to the NEO’s continued service through the applicable vesting date.
11.The Options granted to the NEO vests as follows: 25% become vested and exercisable on each anniversary of the grant date, subject to the NEO’s continued service through the applicable vesting date.
12.These Earned RSUs vest on each of the 2nd, 3rd, and 4th anniversaries of the start of the 2021 fiscal year, subject to the NEO’s continued service through the applicable vesting date.
13.These time-based RSUs granted to the NEO vest as follows: 50% become vested and exercisable on each of the second and third anniversaries of the grant date, subject to the NEO’s continued employment through the applicable vesting date, subject to the NEO’s continued service through the applicable vesting date.
14.Reflects 93.7% of the 2022 Performance-based RSUs that became Earned RSUs and vest on each of the 2nd, 3rd, and 4th anniversaries of the start of the 2022 fiscal year.

Academy Sports and Outdoors, Inc. 57
Option Exercises and Stock Awards Vested
The following table provides information on Options exercised and RSU awards that vested during the 2022 fiscal year which ended January 28, 2023.

	Options Awards Exercised		Stock Awards Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Ken C. Hicks	—	—	29,286	1,070,628
Michael P. Mullican	81,008	3,236,356	3,056	98,678
Steve P. Lawrence	—	—	3,056	98,678
Sam J. Johnson	112,000	3,535,921	2,751	88,830
Manish Maini	98,340	3,474,027	1,834	59,220
1.The value realized equals the difference between the Option exercise price and the Company’s closing stock price on the exercise date, multiplied by the number of shares to which the exercise relates.
2.The value realized equals the Company’s closing stock price on the vesting date, multiplied by the number of shares to which the vesting relates. If the vesting date was on a day which the market was not open, then the closing price for the first preceding day the market was open was used.
Employment Agreements
The Company entered into an employment agreement with each of our NEOs and certain other members of senior management to help ensure the retention of those executive officers critical to the future success of the Company.
In general, each employment agreement, as in effect during 2022, provides for the following terms:
•Other than Mr. Lawrence, employment periods end on the first anniversary of the effective date of the employment agreement and automatically extend for an additional year on each anniversary of the effective date unless written notice of termination is given no later than 30 days prior to the end of the employment period (including any extension thereof) by either the Company or the NEO. The employment agreement with Mr. Lawrence has no specified employment term.
•NEOs are entitled to a base salary, which may be increased at the discretion of the Board or the Committee and are eligible to participate in the Company’s annual cash bonus plan pursuant to target bonus opportunities and pre-established performance targets, as determined by the Board or Committee.
•NEOs are entitled to reimbursement for all reasonable business expenses incurred in performing services under the NEO’s employment agreement in accordance with the Company’s expense reimbursement policy, including all travel expenses while away from home on business or at the request of and in the service of the Company.
•The following restrictive covenants apply to each NEO:
i.assignment of all rights of any intellectual property created during employment to the Company and, during employment and in perpetuity thereafter, confidentiality; and
ii.during employment and for up to 24 months (or 18 months for Mr. Maini) following termination, a non-compete, non-solicitation and no hire of team members, and non-solicitation of customers.
•Severance payments following termination of employment under certain circumstances, subject to execution of a release of claims and compliance with certain restrictive covenants, described under the heading “Potential Payments upon Termination of Employment or Change of Control.”

58 Academy Sports and Outdoors, Inc.
Special Provisions for Mr. Hicks:
•A guaranteed annual equity award with a grant date fair value equal to $4,000,000.
•Any time-vesting component of an annual equity award will provide for ratable monthly vesting over the applicable vesting period for such awards (subject, for any portion of the award that has both time-based and performance-based vesting, to any modifications imposed by the applicable performance vesting conditions, such as no vesting occurring prior to the date on which it is determined that the applicable performance conditions have been achieved); however if his service is terminated by the Company without Cause or due to his resignation for Good Reason (as such terms are defined in Mr. Hicks’s employment agreement) at any time prior to the six-month anniversary of the grant date, then 6/48th of the annual equity award will be vested and exercisable on the date of such termination. Mr. Hicks waived application of these special vesting terms for his 2023 annual awards.
•Reimbursement for entertainment and travel expenses incurred in performing services under his Employment Agreement and in accordance with the Company’s expense reimbursement policy, including all travel expenses while away from the Katy, Texas area on business or at the request of and in the service of the Company.
•Reimbursement or payment directly by the Company for reasonable monthly rent and utilities costs (including electric, gas, water, alarm, cable, housekeeping and internet but excluding meals and laundry) for a furnished rental apartment in the Katy, Texas area.
•Use of a Company-owned vehicle when in Katy, Texas and all maintenance and insurance costs with respect to such vehicle.
•Reimbursement or payment directly by the Company on a monthly basis for reasonable and necessary expenses incurred by Mr. Hicks in connection with periodic travel from work in Katy, Texas to his residence in California (including jet card payments for private air travel, cost of meals on the flights and transportation to and from airports).
•Receipt from the Company on a monthly basis of an additional payment in an amount sufficient to indemnify him on a net after-tax basis for any income tax associated with the provision of these perquisites.
The special provisions noted above relating to equity awards will be eliminated effective as of June 1, 2023, and each of the remaining special provisions noted above will be eliminated effective as of July 2, 2023 under Mr. Hicks’s amended and restated employment agreement entered into in connection with his transition to Executive Chairman.
Severance Arrangements
Each NEO is entitled to receive severance benefits under the terms of his employment agreement upon either termination by us without Cause (as defined below) or a resignation by the NEO for Good Reason (as defined below). We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with which we compete for executive talent. Severance benefits help us retain our NEOs and allow our NEOs to focus on our business objectives without concern for their employment security in the event of a termination. Set forth below are the severance protections that were in effect during 2022.
Payments and Benefits
•Severance payments and benefits are subject to timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates.
•NEOs are not entitled to any severance payments or benefits if terminated for Cause or if they resign without Good Reason.
Death or Disability
If employment is terminated due to death or disability, the Company will pay to the executive or the designated beneficiary or legal representative (if applicable):
•Pro rata portion of the annual bonus under the Company’s annual cash bonus plan for the fiscal year in which the termination date occurs with the amount paid based solely on the Company’s financial performance metrics.

Academy Sports and Outdoors, Inc. 59
•Termination due to death or disability triggers limited accelerated vesting of outstanding Options (i.e., through the next vesting date, or for Mr. Hicks’s 2022 annual Option award through the next twelve months from termination).
Without Cause or for Good Reason
If the Company terminates employment without Cause or the NEO resigns for Good Reason, the Company will pay the following benefits:
•NEOs receive a cash severance amount equal to the product of their severance multiple which is 2.0x (or 1.5x for Mr. Maini) multiplied by the sum of their current base salary and the average annual bonus paid to (or earned by, to the extent not yet paid as of the termination date) for the two fiscal years immediately preceding the fiscal year in which the termination date occurs. Severance is paid ratably in 24 equal monthly installments (or 18 equal monthly installments for Mr. Maini) following the termination date in accordance with the Company’s normal payroll cycle and procedures. In addition to the cash severance amount, NEOs (other than Mr. Lawrence), receive a payout of accrued but unused paid time off as a lump sum amount in accordance with the Company’s normal payroll procedures.
•NEOs receive a pro rata portion of the annual bonus earned under the Company’s annual cash bonus plan for the fiscal year immediately preceding the fiscal year in which termination occurs (in lieu of the annual bonus that would have otherwise been due under the Company’s annual cash bonus plan for the performance period in which the termination date occurs). This is paid in equal installments ratably over 12 months following the termination date in accordance with the Company’s normal payroll cycle and procedures.
•NEOs receive an amount equal to 24 months (or 18 months for Mr. Maini) of basic life insurance premiums at the rates in effect immediately prior to the termination date and paid in a lump sum in cash on the first payroll date following the effective date of the release.
•NEOs (other than Mr. Hicks) and covered dependents receive medical insurance benefits (no less favorable than those provided to active NEOs and contingent on electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA) during the 24 month period (or 18 month period for Mr. Maini) following the termination date at a price equal to the COBRA rate while eligible for COBRA and thereafter at the cost of coverage. The Company will pay to the NEO each month during the 24 month period (or 18 month period for Mr. Maini) an amount equal to the excess, if any, of the monthly premium under the Company’s benefit plans under which such medical insurance benefits are provided, over the amount of the NEO’s portion of such premiums as if the NEO was an active employee. Payments provided under this benefit will cease at such time the NEO commences to receive medical insurance benefits from a subsequent employer.
Equity Award Accelerated Vesting
Change of Control
We have approved accelerated vesting provisions for Options and RSUs in connection with a termination of employment within the 24-month period following a Change of Control (as defined in the 2020 Equity Plan, as applicable to the award), and generally limited acceleration in the cases of termination due to death or disability in the absence of a Change of Control. Each NEO is entitled to a limited vesting acceleration, when the termination is due to death or disability, of outstanding unvested Options through the next vesting date immediately following the termination (except as it relates to Mr. Hicks’s 2022 annual Option award, which shall vest through the next twelve months from termination). Options and RSUs granted in 2021 provide for full accelerated vesting in connection with a termination without “Cause” or resignation for “Good Reason” (each as defined in the applicable award agreements) that occurs within the 24-month period following a Change of Control (please see “Potential Payments Upon Termination of Employment or Change of Control” for additional information regarding accelerated vesting in connection with a Change of Control). If the Change of Control occurs in the first year of a performance period, all performance awards are deemed to be earned; otherwise only Earned RSUs will have accelerated vesting and unearned Performance-based RSUs will be forfeited.
Potential Payments Upon Termination of Employment or Change of Control
The information below describes and estimates potential payments and benefits to which the NEOs would be entitled under existing arrangements if a qualifying termination of employment occurred on January 28, 2023, the last business day of our 2022 fiscal year, and based on the closing price of our stock of $55.65 on the last trading day of our 2022 fiscal year. These

60 Academy Sports and Outdoors, Inc.
benefits are in addition to benefits available generally to salaried team members. The amounts actually paid or distributed in connection with a termination of employment may differ from the estimates below.

		Termination Event
NEO	Payment Type	Retirement ($)(1)	Death or Disability ($)	Without Cause or Resignation for Good Reason ($)	Without Cause or Resignation for Good Reason Following Change of Control ($)(2)

Ken C. Hicks	Cash Severance (Salary and Bonus)	—	63,483	11,063,483	11,063,483
	Pro Rata Bonus	—	1,382,215	3,850,000	3,850,000
	COBRA Insurance	—	—	—	—
	Life Insurance	—	—	222	222
	Accelerated Vesting: Options	—	1,442,253	—	8,764,131
	Accelerated Vesting: Performance Restricted Units	—	—	—	5,095,314
	Total	—	2,887,951	14,913,705	28,773,150
Michael P. Mullican	Cash Severance (Salary and Bonus)	—	10,719	4,033,131	4,033,131
	Pro Rata Bonus	—	598,840	1,620,000	1,620,000
	COBRA Insurance	—	—	44,177	44,177
	Life Insurance	—	—	444	444
	Accelerated Vesting: Options	—	574,938	—	1,892,515
	Accelerated Vesting: Time Restricted Units	—	—	—	1,216,620
	Accelerated Vesting: Performance Restricted Units	—	—	—	953,341
	Total	—	1,184,497	5,697,752	9,760,228
Steve P. Lawrence	Cash Severance (Salary and Bonus)	—	—	5,099,877	5,099,877
	Pro Rata Bonus	—	667,771	1,804,800	1,804,800
	COBRA Insurance	—	—	44,177	44,177
	Life Insurance	—	—	444	444
	Accelerated Vesting: Options	—	574,938	—	1,892,515
	Accelerated Vesting: Time Restricted Units	—	—	—	1,216,620
	Accelerated Vesting: Performance Restricted Units	—	—	—	953,341
	Total	—	1,242,709	6,949,298	11,011,774

Academy Sports and Outdoors, Inc. 61

		Termination Event
NEO	Payment Type	Retirement ($)(1)	Death or Disability ($)	Without Cause or Resignation for Good Reason ($)	Without Cause or Resignation for Good Reason Following Change of Control ($)(2)
Sam J. Johnson	Cash Severance (Salary and Bonus)	—	14,886	3,583,935	3,583,935
	Pro Rata Bonus	—	512,676	1,386,000	1,386,000
	COBRA Insurance	—	—	44,177	44,177
	Life Insurance	—	—	444	444
	Accelerated Vesting: Options	—	534,184	—	1,770,309
	Accelerated Vesting: Time Restricted Units	—	—	—	1,216,620
	Accelerated Vesting: Performance Restricted Units	—	—	—	902,309
	Total	—	1,061,746	5,014,556	8,903,794
Manish Maini	Cash Severance (Salary and Bonus)	—	37,051	2,006,679	2,006,679
	Pro Rata Bonus	—	305,075	783,750	783,750
	COBRA Insurance	—	—	32,754	32,754
	Life Insurance	—	—	333	333
	Accelerated Vesting: Options	—	344,949	—	1,135,486
	Accelerated Vesting: Time Restricted Units	—	—	—	912,493
	Accelerated Vesting: Performance Restricted Units	—	—	—	571,970
	Total	—	687,075	2,823,516	5,443,465
1.Only Mr. Hicks is eligible to receive payments or benefits upon termination of employment due to Retirement pursuant to the terms in his 2022 annual equity award agreements. In 2022, Mr. Hicks did not meet the requirements for Retirement eligibility due to not meeting the years of continuous service condition.
2.Termination must occur within 24-months of a Change of Control to receive applicable equity award vesting acceleration.

62 Academy Sports and Outdoors, Inc.
Definitions
Termination due to Retirement:
Mr. Hicks needs to satisfy the following conditions to qualify for “Retirement”:
i.Attain the age of 65; and
ii.Complete five (5) years of continuous service with the Company.
As of the end of 2022, no other NEOs had Retirement termination benefits. Mr. Hicks did not meet the requirements for Retirement eligibility in the year due to not meeting the years of continuous service condition.
Termination for Cause:
The following reasons qualify as “Cause”:
i.NEO commits gross negligence or willful misconduct, an act of fraud, embezzlement, theft or other criminal act in connection with his duties or in the course of his employment with the Company;
ii.NEO commits an act leading to a conviction of a felony or a misdemeanor involving moral turpitude;
iii.NEO commits a material breach of any provision of his employment agreement; or
iv.NEO fails to perform any and all covenants contained in his employment agreement (including fiduciary duties and other employment obligations) for any reason other than death, disability.
Pursuant to the terms of their employment agreement, NEOs will have 30 days after receiving notice of a termination for Cause to cure or remedy any breach pursuant to items (iii) or (iv) above.
Termination for Good Reason:
The following reasons qualify as “Good Reason” if they occur without the applicable NEO’s prior written consent:
i.NEO (other than Messrs. Lawrence, Johnson, and Maini) is assigned any position, authority, duties or responsibilities that are materially inconsistent with current position, authority, duties, or other responsibilities as contemplated by applicable employment agreement, or, with respect to Messrs. Johnson and Maini, a material diminution of his position, authority, duties or other responsibilities as contemplated by his employment agreement;
ii.Reduction to base salary and annual target bonus opportunity in the aggregate;
iii.Material breach by the Company of any provision of the applicable employment agreement;
iv.Relocation of the principal place of employment to a location more than 35 miles (Mr. Mullican) or 50 miles (other NEOs, excluding Mr. Hicks) from the principal place of employment provided in the employment agreement if a move to such other location materially increases NEO’s commute.
The Company will have 30 days after receiving notice of a termination for Good Reason to cure or remedy any breach of the employment agreement by the Company.
The NEO will not be treated as having terminated employment for a Good Reason event if the NEO incurs a separation from service more than one (1) year for Messrs. Hicks and Mullican, and six (6) months for all other NEOs following the initial existence of the Good Reason condition, or if the NEO has not given the Company written notice of the Good Reason condition within 90 days after the initial existence of the Good Reason condition, or the NEO waives, in writing, right to claim Good Reason because of the event.

Academy Sports and Outdoors, Inc. 63
In the event Messrs. Mullican, Johnson, or Maini elects not to extend the employment agreement, such non-renewal will be deemed a termination by the NEO without Good Reason, and in the event the Company elects not to extend the employment period, such non-renewal will be deemed a termination by the Company of his employment without Cause.
Leadership Transition
As noted above, we recently announced leadership changes scheduled to take effect during fiscal year 2023. Effective at 12:01 a.m. Central Time on June 1, 2023, Mr. Lawrence will succeed Mr. Hicks as Chief Executive Officer of the Company, Mr. Mullican will serve as the President of the Company, and Mr. Hicks will transition into the role of Executive Chairman. As of the same time, Mr. Johnson will assume additional responsibilities for the real estate, construction and store design functions. In connection with this transition, we amended and restated the employment agreements with each of Messrs. Hicks, Lawrence, and Mullican.
Amended and Restated Employment Agreement with Mr. Hicks:
Pursuant to his amended and restated employment agreement, Mr. Hicks will be entitled to receive an annual base salary of $700,000 commencing on the June 1, 2023, which may be adjusted at the discretion of the Board or the Compensation Committee. In addition, he will continue to be eligible to participate in the Company’s annual cash bonus plan pursuant to which he will have a target bonus opportunity equal to 120% of his annual base salary (at the base salary rate in effect as of the end of the fiscal year applicable to such annual bonus). This new target bonus opportunity will relate to the period of service commencing on June 1, 2023. The Company may terminate Mr. Hicks’s employment for “cause” (as defined in his amended and restated agreement) immediately or without cause upon at least thirty days’ prior written notice. Mr. Hicks may terminate his employment for any reason upon at least thirty days’ prior written notice. Mr. Hicks’s prior employment agreement provides various special perquisites, which have been eliminated effective as of July 2, 2023 under his amended and restated employment agreement, and a guaranteed annual equity award with a grant date fair value equal to $4,000,000 with special vesting provisions applicable to his equity awards, which have also been eliminated under his amended and restated employment agreement. Mr. Hicks is not eligible to receive any severance payments or benefits under his amended and restated agreement.
Amended and Restated Executive Employment Agreements with Messrs. Lawrence, and Mullican:
We have also entered into employment agreements with Messrs. Lawrence and Mullican in connection with this leadership transition. Messrs. Lawrence and Mullican will be entitled to receive an annual base salary of $1,000,000 and $825,000, respectively, commencing on June 1, 2023, which may be increased (but not decreased) at the discretion of the Board or the Compensation Committee. In addition, each will continue to be eligible to participate in the Company’s annual cash bonus plan pursuant to which he will have a target bonus opportunity equal to 175% (in the case of Mr. Lawrence) and 140% (in the case of Mr. Mullican) of his annual base salary (at the base salary rate in effect as of the end of the fiscal year applicable to such annual bonus). These percentages represent an increase in their respective target bonus opportunities and such increases will take effect as of June 1, 2023. The severance payments and benefits included in these employment agreements are generally consistent with the severance provisions described above for Messrs. Lawrence and Mullican, see “Severance Arrangements.”
In connection with his assumption of additional responsibilities resulting from this transition, Mr. Johnson will receive an increased annual base salary of $725,000, but his employment agreement is not being amended.
CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median team member’s annual total compensation to the annual total compensation of our CEO. The SEC’s rules for identifying the median compensated team member and calculating the pay ratio based on that team member’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. The following information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure.

64 Academy Sports and Outdoors, Inc.
Methodology to Identify Our Median Team Member
We identified our median compensated team member as follows:
•We considered all of our active team members as of January 28, 2023, including any full-time, part-time, temporary or seasonal team members but excluding our CEO.
•We used gross wages from our payroll records as reported for calendar year 2022. We converted any earnings paid in local (non-U.S.) currency to U.S. dollars using the published exchange rate as of January 28, 2023. We annualized gross wages for any team member who did not work for the entire year unless designated as a temporary, seasonal or other non-permanent team member as of January 28, 2023.
•Our median team member was a full-time team member working in our stores division and employed the full fiscal year.
Calculating the Ratio
After identifying the median team member, we calculated this team member’s total annual compensation in the same manner as the Chief Executive Officer’s compensation, which is described in the Summary Compensation Table (please see “Summary Compensation Table” for additional information). The annual total compensation of our median team member was $21,204 for 2022. Mr. Hicks’s 2022 annual compensation was $11,357,804. Thus, our CEO pay ratio based on fiscal year 2022 compensation is approximately 536:1.
Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and certain financial performance measures of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”
The following table presents certain information regarding compensation paid to Academy’s Principal Executive Officer (PEO) and other Named Executive Officers (Non-PEO NEOs) both as reported in the Summary Compensation Table and with certain adjustments to reflect the CAP to such individuals, as well as certain measures of financial performance, for each of the three fiscal years ended January 28, 2023. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K and do not reflect the actual the total compensation realized or received by our PEO or Non-PEO NEOs.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Stockholder Return(3)	Peer Group Total Stockholder Return(4)	Net Income (in Thousands)(5)	Net Sales (in Billions)(5)

2022	$11,357,804	$23,085,858	$2,174,177	$4,364,899	$431.53	$93.25	$628,001	$6.40
2021	$11,484,293	$24,288,147	$3,843,333	$7,366,023	$289.92	$109.42	$671,381	$6.77
2020	$15,441,951	$19,771,028	$4,152,979	$5,102,115	$165.51	$104.61	$308,764	$5.69
1.The PEO and Non-PEO NEOs for the applicable fiscal years were as follows:
2022: Mr. Hicks served as our PEO and Messrs. Mullican, Lawrence, Johnson, and Maini served as the Non-PEO NEOs.
2021: Mr. Hicks served as our PEO and Messrs. Mullican, Lawrence, Johnson, and Maini served as the Non-PEO NEOs.
2020: Mr. Hicks served as our PEO and Messrs. Mullican, Lawrence, and Johnson, and Ms. Jamey Rutherford, SVP, Omni-Channel served as the Non-PEO NEOs.

Academy Sports and Outdoors, Inc. 65
2.The dollar amounts reported represent the amount of CAP to our PEO and the average CAP to our Non-PEO NEOs, calculated in accordance with SEC rules. These amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated consistent with the methodology used for originally valuing the grants under FASB ASC Topic 718:

	2022		2021		2020
	PEO	Non-PEO NEOs Average	PEO	Non-PEO NEOs Average	PEO	Non-PEO NEOs Average

Summary Compensation Table - Total	$11,357,804	$2,174,177	$11,484,293	$3,843,333	$15,441,951	$4,152,979
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	-$7,499,970	-$899,972	-$4,999,029	-$1,812,458	-$8,535,005	-$2,568,546
Plus, the year-end fair value of outstanding and unvested equity awards granted in the year	$14,069,089	$1,963,691	$8,846,951	$2,569,285	$10,610,140	$3,257,412
Plus, the fair value as of vesting date of equity awards granted and vested in the year	$1,715,043	$0	$1,641,869	$0	$658,034	$0
Plus, the year over year change in fair value of outstanding and unvested equity awards granted in prior years	$3,289,409	$1,136,874	$0	$0	$853,659	$391,943
Plus, the year over year change in fair value of equity awards granted in prior years that vested in the year	$154,483	-$9,871	$8,410,798	$2,942,550	$742,249	-$105,765
Less, the fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	$0	$0	-$1,096,735	-$176,687	$0	-$25,908
Compensation Actually Paid	$23,085,858	$4,364,899	$24,288,147	$7,366,023	$19,771,028	$5,102,115
3.Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is October 2, 2020, which is the date of the Company’s IPO.
4.The peer group used for this purpose is the Nasdaq US Benchmark Retail Total Return Index.
5.The dollar amounts reported represent the amount of Net Income and Net Sales, respectively, as reflected in the Company’s audited financial statements for the applicable year.

Relationship between Compensation Actually Paid and Performance Measures
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in these Pay versus Performance tables. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following graphical depictions of the relationships among various information presented in these Pay versus Performance tables.

66 Academy Sports and Outdoors, Inc.
Compensation Actually Paid (CAP), Company’s TSR, and Peer Group TSR: The relationship between the PEO’s CAP and the Non-PEO NEOs average CAP in comparison to the Company’s TSR and the TSR of the Nasdaq US Benchmark Retail Total Return Index, is shown below.

CAP vs. TSR from 2020-2022
Stockholder Return per $100 Invested
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
-
CAP ($ in millions)
45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
-
2020
2021
2022
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to PEO
Academy's TSR
Peer Group TSR

Academy Sports and Outdoors, Inc. 67
Compensation Actually Paid (CAP) and Net Income: The relationship between the PEO’s CAP and the Non-PEO NEOs average CAP in comparison to the Company’s Net Income is shown below.

CAP vs. Net Income from 2020-2022
Company Net Income ($ in millions)
700
600
500
400
300
200
100
-
CAP ($ in millions)
50.0
45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
-
2020
2021
2022
Net Income
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs

68 Academy Sports and Outdoors, Inc.
Compensation Actually Paid (CAP) and Total Net Sales: The relationship between the PEO’s CAP and the Non-PEO NEOs average CAP in comparison to the Company’s Total Net Sales is shown below.

CAP vs. Total Net Sales from 2020-2022
Company Total Net Sales ($ in billions)
CAP ($ in millions)
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
2020
2021
2022
Company Total Net Sales
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs

Financial Performance Measures
As described in greater detail under “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
1.Total Company Net Sales
2.Adjusted EBIT
3.Company Stock Price

Academy Sports and Outdoors, Inc. 69
Proposal Four
Approval of First Amendment to the Company’s 2020 Omnibus Incentive Plan
On April 26, 2023, the Board adopted, subject to stockholder approval, the First Amendment (the “Amendment”) to the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan” and, as amended by the Amendment, the “Amended Plan”). Among other changes, the Amendment provides for an increase in the number of shares available for issuance thereunder and extends the terms of such plan through June 1, 2023. If approved by our stockholders, the Amendment will increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), available for awards by 2,600,000 shares. The total number of shares available for future awards as of April 4, 2023, if this proposal is approved, is 4,541,747 shares, which is expected to meet our equity compensation needs for approximately three to four years.
The 2020 Plan is our current active equity compensation plan. Awards granted prior to the adoption of the 2020 Plan under the New Academy Holding Company LLC 2011 Unit Incentive Plan, as amended (the “2011 Plan”), remain outstanding. We also maintain the Academy Sports and Outdoors, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), pursuant to which our team members may purchase shares of Common Stock at a 15% discount. As of April 4, 2023, a total of 1,717,411 shares remain available for issuance under the ESPP.
The total number of shares of Common Stock outstanding as of April 4, 2023 was 77,056,416, and the closing sale price of our Common Stock as reported on the Nasdaq on April 4, 2023 was $62.58 per share. The following table sets forth certain information about the 2020 Plan and the 2011 Plan as of April 4, 2023.

	2020 Plan	2011 Plan
Number of additional shares of Common Stock being requested under the Amended Plan	2,600,000	__
Number of shares of Common Stock available for future awards	1,941,747	__
Number of shares of Common Stock subject to outstanding stock options	1,856,336	1,769,708
Number of shares of Common Stock subject to outstanding time-based restricted stock units	622,347	__
Number of shares of Common Stock subject to outstanding performance restricted stock units*	346,294	__
Number of restricted shares of Common Stock outstanding	0	0
Weighted average remaining term of outstanding stock options**	8.51 years	5.90 years
Weighted average exercise price of outstanding stock options**	$34.33	$16.89
Total number of shares available for future awards as of April 4, 2023, if this proposal is approved	4,541,747	__
* Assuming target performance.
** The aggregate weighted average remaining term and weighted average exercise price of outstanding stock options under the 2011 Plan and 2020 Plan is 7.24 years and $25.82, respectively.

70 Academy Sports and Outdoors, Inc.
We anticipate that the shares of Common Stock available for future awards under the 2020 Plan will not be sufficient to cover equity incentives to current and prospective team members, directors and other service providers. The Amendment is intended to enable us to remain competitive and innovative in our ability to attract, motivate, reward and retain the services of such individuals. The Amended Plan will provide flexibility to our compensation methods in order to adapt the compensation of team members, directors, and other service providers to a changing business environment, after giving due consideration to compensation program goals, competitive conditions and the potential dilutive impact of grants.
As part of the Board’s decision to approve the Amendment, including the total number of shares available for issuance under the 2020 Plan, the Board and Compensation Committee also analyzed the anticipated dilutive impact of the Amended Plan’s share reserve and the historical rate at which the Board and/or the Compensation Committee grant equity awards. The potential dilution from the 2,600,000 additional shares of Common Stock to be authorized for issuance under the Amendment, for which stockholder approval is being requested, is approximately 3.4% of our outstanding shares of Common Stock as of April 4, 2023. The equity plan share usage rate of 2021 and 2022 represented a two-year average share usage rate of 1.5% of our weighted average Common Stock shares outstanding (basic) for each such year, as described in the following table.

Year	Weighted-Average Common Stock shares Outstanding (basic)	Performance Restricted Stock Units Earned*	Restricted Shares Granted	Time Based Restricted Stock Units Granted	Stock Options Granted	Share Usage Rate

2021	90,956,000	196,056	0	358,311	915,017	1.6%
2022	81,590,000	159,734	0	198,995	817,618	1.4%
				2-Year Average Share Usage Rate		1.5%
* Consists of performance restricted stock units earned during 2021 and 2022. In 2021, 196,056 performance restricted stock units were granted and, in 2022, 170,250 performance stock units were granted, assuming target performance in each case.
In addition, the Board and the Compensation Committee reviewed projected future share usage and projected future forfeitures. The projected future usage of shares for awards under the Amended Plan was reviewed under scenarios based on a variety of assumptions. The 2,600,000 additional shares of Common Stock being requested under the Amendment would increase the total number of shares available for future awards as of April 4, 2023, if this proposal is approved, to 4,541,747 shares, which is expected to satisfy our equity compensation needs for approximately three to four years. This could change depending on various factors, including our future equity grant practices and changes in the value of shares of Common Stock. The Board and the Compensation Committee are committed to effectively managing the number of shares reserved for issuance under the Amended Plan while minimizing stockholder dilution.
The Board has determined that the Amended Plan is in the best interest of the Company and its stockholders and has recommended that the Company’s stockholders approve the Amended Plan.
Key Features
The Amended Plan includes the following features, emphasizing our commitment to strong corporate governance practices:
•Prohibits recycling of shares tendered or withheld on the exercise of an option or other awards for the payment of the exercise or purchase price or withholding taxes;
•Prohibits repricing of stock options or stock appreciation rights without stockholder approval;
•Payment of dividends or dividend equivalent rights on any unearned or unvested award made in the Compensation Committee’s sole discretion with dividends on restricted stock generally only paid upon the vesting of the underlying share of restricted stock;
•Stock options and stock appreciation rights may not be granted at a discount to the fair market value on the date of grant and cannot have a term that exceeds ten years;

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•Establishes an annual dollar limit of $500,000 with respect to the number of shares that may be subject to awards granted to a non-employee director under the Amended Plan during a single fiscal year (taken together with cash fees paid to such director during the fiscal year); and
~~•~~Awards granted under the Amended Plan are subject to any clawback policy adopted by us from time to time.
Description of the Amended Plan
The following is a brief description of the Amended Plan. Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Amended Plan. A copy of the Amended Plan is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference to the Amended Plan.
Effective Date and Expiration
The 2020 Plan was originally adopted by the Board on September 29, 2020 and became effective on October 1, 2020. The Amendment was adopted by the Board on April 26, 2023 and will become effective on the date of stockholder approval of the Amendment. Unless sooner terminated by the Board or the Compensation Committee, the Amended Plan will terminate and expire on June 1, 2033. No award may be made under the Amended Plan after June 1, 2033, but awards made prior to such date may extend beyond that date and will remain subject to the terms and conditions of the Amended Plan.
Share Authorization
Subject to certain adjustments under the Amended Plan, the number of shares that may be issued pursuant to awards under the Amended Plan is 4,541,747 total shares of Common Stock.

Shares to be issued pursuant to the Amended Plan may be made available from authorized but unissued shares of Common Stock, shares held by us in our treasury or shares purchased by us on the open market or by private purchase or a combination of the foregoing.

In the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares to which the award related, the unissued shares of Common Stock may be granted again under the Amended Plan. Shares of Common Stock will be deemed to have been issued in settlement of awards if the fair market value equivalent of such shares is paid in cash in connection with such settlement; provided, that no shares will be deemed to have been issued in settlement of a stock appreciation right (“SAR”) or restricted stock unit that provides for settlement only in cash and settles only in cash or in respect of any cash-based incentive award. The following shares will be counted against the Absolute Share Limit and will not become available for other grants of awards under the Amended Plan: (i) shares tendered or withheld on exercise of stock options or other awards for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that by the terms of the award agreement would settle in shares of Common Stock (or could settle in shares of Common Stock), and (iii) shares purchased on the open market with cash proceeds from the exercise of stock options.
Non-Employee Director Limits
The maximum number of shares of Common Stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $500,000 in total value (calculated based on the grant date fair value of such awards for financial reporting purposes).
Administration
The Amended Plan is administered by the Compensation Committee. The Compensation Committee may make grants of awards to eligible persons pursuant to terms and conditions set forth in the applicable award agreement, including subjecting such awards to performance criteria listed in the Amended Plan. The Compensation Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Amended Plan and any instrument or agreement relating to, or any award granted under, the Amended Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Compensation Committee deems appropriate for the proper administration of the Amended Plan; adopt sub-plans; and to make any other determination and take any other action that the

72 Academy Sports and Outdoors, Inc.
Compensation Committee deems necessary or desirable for the administration of the Amended Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which our securities are listed or traded, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the Amended Plan. Unless otherwise expressly provided in the Amended Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Amended Plan or any award or any documents evidencing awards granted pursuant to the Amended Plan are within the sole discretion of the Compensation Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any participant, any holder or beneficiary of any award, and any of our stockholder.
Eligibility
The Compensation Committee may selection participants among the group of individuals who are eligible to participate in the Amended Plan. Any team member employed by the Company or any of its subsidiaries is eligible to participate in the Amended Plan (other than a team member covered by a collective bargaining agreement unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto). Directors or officers of the Company or its subsidiaries are eligible to participant, as well as consultants or advisors to Company or its subsidiaries who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

As of April 4, 2023, the Company had approximately 240 U.S. based team members, and eight non-employee directors who would be eligible for awards under the Amended Plan.
Stock Options
The Compensation Committee may grant non-qualified stock options and incentive stock options, under the Amended Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the Amended Plan. All stock options granted under the Amended Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our Common Stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as ISOs must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as ISOs and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the Amended Plan will be 10 years from the initial date of grant, or with respect to any stock options intended to qualify as ISOs, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of our Common Stock is prohibited by our insider trading policy, or blackout period imposed by us, the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law, (i) in cash or its equivalent at the time the stock option is exercised; (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Compensation Committee (so long as such shares have been held by the participant for at least six months or such other period established by the Compensation Committee to avoid adverse accounting treatment); or (iii) by such other method as the Compensation Committee may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of Common Stock will be settled in cash.

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Stock Appreciation Rights
The Compensation Committee may grant SARs under the Amended Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the Amended Plan. The Compensation Committee may award SARs in tandem with stock options or independent of any stock option. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Compensation Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock, over (B) the strike price per share, times (ii) the number of shares of Common Stock covered by the SAR. The strike price per share of a SAR will be determined by the Compensation Committee at the time of grant but in no event may such amount be less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted (other than in the case of SARs granted in substitution of previously granted awards).
Restricted Stock and Restricted Stock Units
The Compensation Committee may grant restricted shares of our Common Stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of Common Stock for each restricted stock unit, or, in the sole discretion of the Compensation Committee, the cash value thereof (or any combination thereof). As to restricted shares of our Common Stock, subject to the other provisions of the Amended Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of Common Stock, including, without limitation, the right to vote such restricted shares of Common Stock. Participants have no rights or privileges as a stockholder with respect to restricted stock units.
Dividends and Dividend Equivalent Rights
The Compensation Committee may, in its sole discretion, provide a participant as part of an award with dividends, dividend equivalents, or similar payments in respect of awards, payable in cash, shares of Common Stock, other securities, other awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion, including, without limitation, payment directly to the participant, withholding of such amounts by the Company subject to vesting of the award or reinvestment in additional shares of Common Stock, restricted shares of our Common Stock or other awards. Without limiting the foregoing, unless otherwise provided in the award agreement, any dividend otherwise payable in respect of any restricted share of Common Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the restricted share of Common Stock to which the dividend relates. However, no dividends, dividend equivalents, or similar payments will be payable with respect to stock options or SARs.
Other Awards
The Committee may grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee determines that such other form of award is consistent with the purpose and restrictions of the Amended Plan. The terms and conditions of such other form of award will be specified in the applicable grant agreement. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.
Other Equity-Based Awards and Cash-Based Awards
The Compensation Committee may grant other equity-based or cash-based awards under the Amended Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the Amended Plan.
Performance Criteria
Awards under the Amended Plan may be made subject to the attainment of certain performance criteria of the Company’s business (“Performance Criteria”). The Amended Plan defines Performance Criteria as follows: specific levels of performance of the Company (and/or one or more of the Company’s affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (v) cash available for distribution; (vi) basic or adjusted net income; (vii) returns on equity, assets, capital, revenue or similar measure; (viii) level and growth of dividends;

74 Academy Sports and Outdoors, Inc.
(ix) the price or increase in price of Common Stock; (x) total shareholder return; (xi) total assets; (xii) growth in assets, new originations of assets, or financing of assets; (xiii) equity market capitalization; (xiv) reduction or other quantifiable goal with respect to general and/or specific expenses; (xv) equity capital raised; (xvi) mergers, acquisitions, increase in enterprise value of affiliates, subsidiaries, divisions or business units or sales of assets of affiliates, subsidiaries, divisions or business units or sales of assets; and (xvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more affiliates or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
Vesting, Forfeiture, Assignment
The Compensation Committee, in its sole discretion, will establish the vesting terms applicable to an award, including whether all or any portion will not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, provided that any such vesting terms may not be inconsistent with the terms of the Amended Plan. If the Committee imposes conditions upon vesting, then, except as otherwise provided below, subsequent to the date of grant the Committee may, in its sole discretion, accelerate the date on which all or a portion of the award may be vested.

The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including the circumstances resulting in forfeiture of awards.
Nontransferability of Awards
Each award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any of our subsidiaries. However, the Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Adjustments upon Changes in Capitalization
In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, issuance of warrants or other rights to acquire shares of Common Stock or other securities, or other similar corporate transaction or event that affects the shares of Common Stock (including a change of control, as defined in the Amended Plan), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), being referred to as an Adjustment Event), the Compensation Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the Absolute Share Limit, or any other limit applicable under the Amended Plan with respect to the number of awards which may be granted thereunder, (B) the number and class of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the Amended Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (1) the number and class of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award, or (3) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Compensation Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.

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In connection with any change of control, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (i) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any awards, provided that (unless the applicable award agreement provides for different treatment upon a change of control) with respect to any performance-vested awards, any such acceleration shall be based on (A) the target level of performance if the applicable performance period has not ended prior to the date of such change in control and (B) the actual level of performance attained during the performance period of the applicable performance period has ended prior to the date of such change in control; and (ii) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other holders of our Common Stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or strike price thereof.
Amendment and Termination, No Repricing of Stock Options or SARs
The Compensation Committee may amend, alter, suspend, discontinue, or terminate the Amended Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Amended Plan or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Amended Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in the Amended Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in the Amended Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in the Amended Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (ii) the Compensation Committee may not cancel any outstanding option or SAR and replace it with a new option or SAR (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or SAR; and (3) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the equity holder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Clawback Policy
All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Compensation Committee and as in effect from time to time and (ii) applicable law.

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Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences relating to the transactions described under the Amended Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the Treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and Treasury regulations, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis) or different interpretation.
Incentive Stock Options
An option holder will not realize taxable income upon the grant of an ISO under the Amended Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an ISO. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an ISO, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the ISO was granted and at least one year after the date on which the ISO was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an ISO by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an ISO and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.
Nonqualified Stock Options
An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an
ISO. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate

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exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.
Restricted Stock
A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the Common Stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code.
Stock Appreciation Rights
The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the Common Stock received by the holder. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Internal Revenue Code and, as to SARs that are settled in shares of Common Stock, if the Company complies with applicable reporting requirements.
Restricted Stock Units
A distribution of Common Stock or a payment of cash in satisfaction of restricted stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the Common Stock determined as of the date it is received or the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code.
New Plan Benefits
The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the Amended Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Compensation Committee. Information about awards granted in 2022 under the 2020 Plan to the Named Executive Officers can be found in the table under the heading “Grants of Plan Based Awards in 2022” on page 54.

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Awards Granted Under the Plan
No awards made under the 2020 Plan prior to the date of the Annual Meeting will be granted subject to stockholder approval of the Amendment. The following table sets forth information with respect to stock options, RSUs and PRSUs (assuming achievement of target performance) that have been granted to the Named Executive Officers and the specified groups set forth below under the 2020 Plan since its inception through April 4, 2023. No associates of any director, executive officer or director nominee has received any stock options, RSUs or PRSUs under the 2020 Plan, and no person, other than the individuals set forth below, has received 5% of the stock options, RSUs and PRSUs granted under the 2020 Plan.

Name and Position*	Stock Options	RSUs	PRSUs
Ken C. Hicks Chairman, President and CEO	658,533	28,993	182,879
Michael P. Mullican EVP, Chief Financial Officer	110,067	27,660	32,324
Steve P. Lawrence EVP, Chief Merchandise Officer	110,067	27,660	32,324
Sam J. Johnson EVP, Retail Operations	104,382	27,660	31,102
Manish Maini SVP, Chief Information Officer	66,039	19,876	19,394
All current executive officers as a group (9 persons)	1,284,824	211,353	369,485
All current directors who are not executive officers as a group (8 persons)		70,254
All team members, including current officers who are not executive officers, as a group (approximately 295)	758,093	527,353	140,716
* Positions as of April 4, 2023.

BOARD RECOMMENDATION
The Board recommends that you vote “FOR” the approval of the First Amendment to the Company’s 2020 Omnibus Incentive Plan to, among other things, increase the number of shares for issuance thereunder.

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Ownership of Securities
Beneficial Ownership of Company Common Stock
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, par value $0.01 per share, as of April 11, 2023 (unless otherwise noted below) by (1) each individual or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our named executive officers, (3) each of our directors and director nominees, and (4) all of our directors and our executive officers as a group. As of April 11, 2023, there were 77,091,542 shares of our common stock outstanding.
The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and any shares that the entity or individual has the right to acquire on or before June 10, 2023 (60 days after April 11, 2023) through the exercise of any stock options, through the vesting/settlement of restricted stock units payable in shares, or upon the exercise of other rights.
To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the following table have sole voting and investment power with respect to all shares of common stock, and unless otherwise indicated, the address of each beneficial owner listed below is c/o Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449.

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	Beneficial Ownership of Our Common Stock

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Total Common Shares Outstanding

5% Owners:
BlackRock, Inc.(1)	12,645,670	16.40%
FMR LLC(2)	11,721,733	15.20%
The Vanguard Group(3)	9,199,041	11.93%
Named Executive Officers:
Ken C. Hicks(4)	1,492,209	1.91%
Michael P. Mullican(5)	263,449	*
Steve P. Lawrence(6)	157,198	*
Sam J. Johnson(7)	173,827	*
Manish Maini(8)	190,998	*
Directors:
Wendy A. Beck(9)	11,828	*
Brian T. Marley(10)	53,888	*
Tom M. Nealon(11)	9,427	*
Theresa Palermo(12)	3,442	*
Beryl B. Raff(13)	9,590	*
Chris L. Turner(14)	5,694	*
Sharen J. Turney(15)	7,230	*
Jeff C. Tweedy(16)	13,265	*
Directors and executive officers as a group(17) (17 persons)	2,799,070	3.56%
(*) Less than one percent.
1.Based solely on the information disclosed in a Schedule 13G/A filed by BlackRock, Inc. and certain related entities on January 26, 2023. The number of shares reported is as of December 31, 2022. BlackRock, Inc. reported sole power to vote or direct the vote over 12,469,570 shares of our common stock and sole power to dispose or direct the disposition over 12,645,670 shares of our common stock. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
2.Based solely on the information disclosed in a Schedule 13G/A filed by FMR LLC, certain related entities and Abigail P. Johnson (the Chairman and Chief Executive Officer of FMR LLC) on February 9, 2023. The number of shares reported is as of December 30, 2022. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. FMR LLC reported sole power to vote or direct the vote over 11,718,523 shares of our common stock and sole power to dispose or direct the disposition over 11,721,733 shares of our common stock. Abigail P. Johnson reported sole power to vote or direct the vote over 0 shares of our common stock and sole power to dispose or direct the disposition over 11,721,733 shares of our common stock. The principal business address for FMR LLC, its related entities and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
3.Based solely on the information disclosed in a Schedule 13G/A filed by The Vanguard Group on February 9, 2023. The number of shares reported is as of December 30, 2022. The Vanguard Group reported shared power to vote or direct the vote over 57,858 shares of our common stock, shared power to dispose or direct the disposition over 128,978 shares of our common stock and sole power to dispose or direct the disposition over 9,070,063 shares of our common stock. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
4.Includes 1,003,141 shares subject to vested options, 12,414 shares subject to stock options that are scheduled to become exercisable within 60 days after April 11, 2023 and 5,204 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
5.Includes 154,145 shares that may be acquired through stock options exercisable within 60 days after April 11, 2023.
6.Includes 38,594 shares that may be acquired through stock options exercisable within 60 days after April 11, 2023.
7.Includes 37,703 shares that may be acquired through stock options exercisable within 60 days after April 11, 2023.
8.Includes 86,345 shares that may be acquired through stock options exercisable within 60 days after April 11, 2023.

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9.Includes 4,360 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
10.Includes 4,360 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
11.Includes 4,360 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
12.Includes 3,442 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
13.Includes 4,360 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
14.Includes 4,360 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
15.Includes 4,360 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
16.Includes 4,360 shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023.
17.The number of shares reported includes shares that may be acquired through stock options exercisable within 60 days after April 11, 2023 and shares underlying restricted stock units that are scheduled to settle within 60 days after April 11, 2023 as disclosed in footnotes 4 through 16 above as well as the following: (i) 58,262 subject to vested stock options and/or may be acquired through stock options exercisable within 60 days after April 11, 2023 held by William (Bill) Ennis, (ii) 124,589 subject to vested stock options and/or may be acquired through stock options exercisable within 60 days after April 11, 2023 held by Rene Casares, (iii) 44,660 subject to vested stock options and/or may be acquired through stock options exercisable within 60 days after April 11, 2023 held by Sherry Harriman, and (iv) 11,078 subject to vested stock options and/or may be acquired through stock options exercisable within 60 days after April 11, 2023 held by Jamey Rutherford.

82 Academy Sports and Outdoors, Inc.
Transactions with Related Persons
Related Party Transaction Policy
The Board recognizes the fact that transactions with related persons (as defined in paragraph (a) of Item 404 of Regulation S-K) present a heightened risk of conflicts of interests (or the perception thereof). If such transactions are entered into, they may require disclosure in the Company’s financial statements and filings with the SEC. The Board adopted a written policy regarding transactions with related persons (our “Related Party Transaction Policy”) that is administered by our Audit Committee.
Our Related Party Transaction Policy requires that the Board or the Audit Committee approve each Related Party Transaction (defined under our policy as any transaction that we anticipate would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. It is our policy that directors interested in a Related Party Transaction will recuse themselves from any discussion or vote on a Related Party Transaction in which they have an interest. The Board or the Audit Committee will not approve or ratify a Related Party Transaction unless it determines in good faith that, upon consideration of all relevant information, the Related Party Transaction is in, or not inconsistent with, the best interests of the Company. A Related Party Transaction entered into without pre-approval of the Board or the Audit Committee does not violate our Related Party Transaction Policy, so long as the transaction is subsequently timely approved or ratified by the Board or the Audit Committee. Transactions that are determined to be Related Party Transactions are disclosed in the Company’s proxy statement for the relevant year.
To help identify Related Party Transactions, each director and executive officer completes a questionnaire that requires the disclosure of any transaction that the person, or any member of his or her immediate family, has or will have with the Company. Our General Counsel also conducts a review that includes a review of the Company’s accounts payable and receivable to determine if a Related Party engaged in transactions during the fiscal year.
Related Party Transactions
During 2022, there were no related party transactions that require disclosure in this Proxy Statement.

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Stockholder Proposals
for the 2024 Annual Meeting
If any stockholder wishes to propose a matter for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) under Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal should be mailed to our Corporate Secretary at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449. To be eligible for inclusion in our proxy statement for the 2024 Annual Meeting under Rule 14a-8, a proposal must be received by our Corporate Secretary on or before the close of business on January 13, 2024 and must comply with the remaining Rule 14a-8 requirements.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2024 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary at the principal executive offices of our Company no later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting. Therefore, to be presented at our 2024 Annual Meeting, such a proposal must be received on or after February 2, 2024, but not later than March 3, 2024. In the event that the date of the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, to be timely notice by the stockholder, must be so delivered not earlier than the close of business on the 120th day prior to the first anniversary of the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the first anniversary of the 2023 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws (including Rule 14a-19 under the Exchange Act). Notwithstanding the foregoing, if the number of directors to be elected to the Board at the 2024 Annual Meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the 2023 Annual Meeting (i.e. prior to February 22, 2024), then notice by a stockholder shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by our Corporate Secretary not later than the close of business on 10th calendar day following the day on which such public announcement is first made by the Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws (including Rule 14a-19 requirements).

84 Academy Sports and Outdoors, Inc.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy statements materials, by delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker, or the Company’s transfer agent, Broadridge Financial Solutions at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
You can also request prompt delivery free of charge of a copy of this Proxy Statement and our Annual Report, including the financial statements and financial statement schedules, by contacting our Investor Relations Department by mail at Academy Sports and Outdoors, Inc., 1800 North Mason Road, Katy, Texas 77449 or by telephone at (281) 646-5362.

Other Business
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

Academy Sports and Outdoors, Inc. 85
Voluntary Electronic Delivery of Proxy Materials

HELP US REDUCE OUR ENVIRONMENTAL IMPACT		HOW TO ENROLL
Registered Stockholders (You will need the 16-digit control number included on your proxy card to enroll.)
We encourage our stockholders to voluntarily elect to receive future proxy and annual report materials electronically to help contribute to our sustainability efforts.		INTERNET www.proxyvote.com
The benefits include: • you receive immediate and convenient access to the materials • you can help reduce our impact on the environment • you can help reduce our printing and mailing costs	@	EMAIL Send a blank email with your control number in the subject line to: sendmaterial@proxyvote.com
TELEPHONE 1-800-579-1639
Beneficial Owners
CONTACT Contact your bank, broker or other nominee to enroll.

A-1 Academy Sports and Outdoors, Inc.
Annex A
Academy Sports and Outdoors, Inc.
2020 Omnibus Plan (marked as proposed to be amended)

ACADEMY SPORTS AND OUTDOORS, INC.

AMENDED AND RESTATED 2020 OMNIBUS INCENTIVE PLAN
1.PURPOSE. The purpose of the Academy Sports and Outdoors, Inc. Amended and Restated 2020 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.DEFINITIONS. The following definitions shall be applicable throughout the Plan.
(a)“Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.
(b)“Adjustment Event” has the meaning given to such term in Section 12(a) of the Plan.
(c)“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(d)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award and Cash-Based Incentive Award granted under the Plan.
(e)“Award Agreement” means the document or documents by which each Award (other than a Cash-Based Incentive Award) is evidenced.
(f)“Board” means the Board of Directors of the Company.

Academy Sports and Outdoors, Inc. A-2
(g)“Cash-Based Incentive Award” means an Award denominated in cash that is granted under Section 11 of the Plan.
(h)“Cause” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Cause,” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (B) engagement in conduct in connection with the Participant’s employment or service with the Service Recipient, which results in, or could reasonably be expected to result in, material harm to the business or reputation of the Company or any other member of the Company Group; (C) conviction of, or plea of guilty or no contest to, (I) any felony; or (II) any other crime that results in, or could reasonably be expected to result in, material harm to the business or reputation of the Company or any other member of the Company Group; (D) material violation of the written policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (E) fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or any other member of the Company Group; or (F) act of personal dishonesty that involves personal profit in connection with the Participant’s employment or service to the Service Recipient.
(i)“Change in Control” means:
(i)the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, that, for purposes of the Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);
(ii)during any period of twelve (12) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds (2/3rd) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened

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solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iii)the sale, transfer or other disposition of all or substantially all of the assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company.
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(k)“Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(l)“Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m)“Company” means Academy Sports and Outdoors, Inc., a Delaware corporation, and any successor thereto.
(n)“Company Group” means, collectively, the Company and its Subsidiaries.
(o)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(p)“Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.
(q)“Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination; or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Service Recipient or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion.
(r)“Effective Date” means ~~October 1, 2020~~ June 1, 2023.
(s)“Eligible Person” means any (i) individual employed by any member of the Company Group; provided, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the

Academy Sports and Outdoors, Inc. A-4
Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(u)“Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(v)“Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock~~; provided, that, as to any Awards granted on or with a Date of Grant of the date of the pricing of the Company’s initial public offering, “Fair Market Value” shall be equal to the per share price at which the Common Stock is offered to the public in connection with such initial public offering~~.
(w)“GAAP” has the meaning given to such term in Section 7(d) of the Plan.
(x)“Immediate Family Members” has the meaning given to such term in Section 14(b) of the Plan.
(y)“Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(z)“Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(aa)“Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(bb)“Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(cc)“Option” means an Award granted under Section 7 of the Plan.
(dd)“Option Period” has the meaning given to such term in Section 7(c) of the Plan.
(ee)“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.

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(ff)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.
(gg)“Performance Criteria” means specific levels of performance of the Company (and/or one or more of the Company’s Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (v) cash available for distribution; (vi) basic or adjusted net income; (vii) returns on equity, assets, capital, revenue or similar measure; (viii) level and growth of dividends; (ix) the price or increase in price of Common Stock; (x) total shareholder return; (xi) total assets; (xii) growth in assets, new originations of assets, or financing of assets; (xiii) equity market capitalization; (xiv) reduction or other quantifiable goal with respect to general and/or specific expenses; (xv) equity capital raised; (xvi) mergers, acquisitions, increase in enterprise value of Affiliates, Subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; and (xvii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
(hh)“Permitted Transferee” has the meaning given to such term in Section 14(b) of the Plan.
(ii)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(jj)“Plan” means this Academy Sports and Outdoors, Inc. Amended and Restated 2020 Omnibus Incentive Plan, as it may be amended and/or restated from time to time.
(kk)“Qualifying Director” means a person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(ll)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(mm)“Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(nn)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

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(oo)“SAR Period” has the meaning given to such term in Section 8(c) of the Plan.
(pp)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(qq)“Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(rr)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(ss)“Strike Price” has the meaning given to such term in Section 8(b) of the Plan.
(tt)“Subsidiary” means, with respect to any specified Person:
(i)any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(uu)“Substitute ~~Award~~ Awards” has the meaning given to such term in Section 5(e) of the Plan.
(vv)“Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(ww)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death).

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3.EFFECTIVE DATE; DURATION. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.ADMINISTRATION.
(a)General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Committee Authority. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) to accelerate the vesting of any Award at any time and for any reason; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) adopt Sub-Plans; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more ~~officers~~ employees of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.
(d)Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any

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Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)Indemnification. No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to any Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN; LIMITATIONS.
(a)Grants. The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Criteria. Notwithstanding any vesting dates or events, the Committee may, in its sole discretion, accelerate the vesting of any Award at any time and for any reason.

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(b)Share Reserve and Limits. Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 7,750,000~~5,150,000~~ shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
(c)Share Counting. Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash in connection with such settlement; provided, that no shares shall be deemed to have been issued in settlement of a SAR or Restricted Stock Unit that provides for settlement only in cash and settles only in cash or in respect of any Cash-Based Incentive Award. In no event shall shares (i) tendered or withheld on exercise of Options or other Awards for the payment of the exercise or purchase price or withholding taxes, (ii) not issued upon the settlement of a SAR that by the terms of the Award Agreement would settle in shares of Common Stock (or could settle in shares of Common Stock), or (iii) purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.
(d)Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.
(e)Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
6.ELIGIBILITY. Participation in the Plan shall be limited to Eligible Persons.
7.OPTIONS.
(a)General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall

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be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of such share (determined as of the Date of Grant); provided, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the Date of Grant.
(c)Vesting and Expiration.
(i)Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.
(ii)Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that, if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of any member of the Company Group.
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to

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any pledge or other security interest and have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
(f)Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.STOCK APPRECIATION RIGHTS.
(a)General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c)Vesting and Expiration.
(i)A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding

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Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.
(ii)SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that, if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.
(d)Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9.RESTRICTED STOCK AND RESTRICTED STOCK UNITS.
(a)General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9, Section 14(c) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

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(c)Vesting. Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee.
(d)Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii)Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE  ~~Academy Sports and Outdoors, Inc.~~ACADEMY SPORTS AND OUTDOORS, INC. AMENDED AND RESTATED 2020 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN  ~~Academy Sports and Outdoors, Inc.~~ACADEMY SPORTS AND OUTDOORS, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ~~Academy Sports and Outdoors, Inc.~~ACADEMY SPORTS AND OUTDOORS, INC.

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10.OTHER EQUITY-BASED AWARDS. The Committee may grant Other Equity-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
11.CASH-BASED INCENTIVE AWARDS. The Committee may grant Cash-Based Incentive Awards under the Plan to any Eligible Person. Each Cash-Based Incentive Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.
12.CHANGES IN CAPITAL STRUCTURE AND SIMILAR EVENTS. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Cash-Based Incentive Awards):
(a)General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number and class of shares of common stock that may be delivered under the Plan; (B) the number, class and price of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number and class of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (II) the Exercise Price or Strike Price with respect to any Award, or (III) any applicable performance measures (including, without limitation, Performance Criteria); provided, that, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(b)Change in Control. Without limiting the foregoing, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(i)substitution or assumption of Awards, or to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, that, unless the applicable Award Agreement provides for different treatment upon a Change in Control, with respect to any performance-vested Awards, any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on (A) the target level of performance if the applicable performance period has not

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ended prior to the date of such Change in Control, and (B) the actual level of performance attained during the performance period if the applicable performance period has ended prior to the date of such Change in Control; and
(ii)cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).
For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).
(c)Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)Fractional Shares. Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 12 shall be conclusive and binding for all purposes.

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13.AMENDMENTS AND TERMINATION.
(a)Amendment and Termination of the Plan. The Board or Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Sections 5 or 12 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 13(c) of the Plan without stockholder approval.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 12 of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c)No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
14.GENERAL.
(a)Award Agreements. Each Award (other than a Cash-Based Incentive Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.

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(b)Nontransferability.
(i)Each Award that is exercisable shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of

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Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards. Without limiting the foregoing, unless otherwise provided in the Award Agreement, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates. Notwithstanding the foregoing, no dividends, dividend equivalents, or similar payments shall be payable with respect to Options or Stock Appreciation Rights.
(d)Tax Withholding.
(i)A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.
(ii)Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate fair market value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate fair market value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).
(iii)The Committee has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate fair market value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
(e)Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data

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about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
(f)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(g)International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(h)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary or beneficiaries, as applicable, who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.
(i)Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service

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Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(j)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(k)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to, at any time, add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s

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sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof
(l)No Code Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Company in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(m)Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(n)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(o)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to

Academy Sports and Outdoors, Inc. A-22
payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(p)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(q)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.
(r)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
(s)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u)Section 409A of the Code.
(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of

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Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “~~Disability~~disability” pursuant to Section 409A of the Code.
(v)Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. ~~Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculation or other administrative error), the Participant may be required to repay any such excess amount to the Company.~~
(w)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(x)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Academy Sports and Outdoors, Inc. B-1
Annex B
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share (or “EPS”), and Return On Invested Capital (or “ROIC”), each as defined below, have been presented in this Proxy Statement, including the Compensation Discussion and Analysis section of this Proxy Statement, as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP").
We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax expense and depreciation, amortization and impairment, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments. We define Adjusted EBIT as net income (loss) before interest expense, net, income tax expense, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and to Adjusted EBIT in the applicable table below. We define Adjusted Net Income as net income (loss), plus consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments, less the tax effect of these adjustments. We define Pro Forma Adjusted Net Income as Adjusted Net Income less the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation. We define basic Pro Forma Adjusted Earnings per Share as Pro Forma Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and diluted Pro Forma Adjusted Earnings per Share as Pro Forma Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments by reconciling net income (loss) to Adjusted Net Income, Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings per Share in the applicable table below. We calculate ROIC as follows: (i) the numerator is defined as Adjusted EBITDA plus rent minus estimated taxes; and (ii) the denominator is defined as: (a) the sum of the 13-month average balances for: net receivables, inventory, prepaid expenses and other current assets, gross property and equipment, and other noncurrent assets, plus (b) eight times rent, minus (c) the sum of the 13-month average balances for: accounts payable, accrued liabilities, and income tax payable.
We believe Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions and to

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compare our performance against that of other peer companies using similar measures. Management also uses Adjusted EBIT as a performance target to establish and award discretionary annual incentive compensation.
Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or net cash provided by operating activities as a measure of liquidity, or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC should not be construed to imply that our future results will be unaffected by unusual or non-recurring items. In evaluating Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income,Pro Forma Adjusted Earnings per Share and ROIC should not be construed to imply that our future results will be unaffected by any such adjustments.
Our Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC do not reflect costs or cash outlays for capital expenditures or contractual commitments;
•Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA, Adjusted EBIT and ROIC do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•Adjusted EBITDA, Adjusted EBIT and ROIC do not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share, and ROIC do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and ROIC do not reflect cash requirements for such replacements; and
•other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC should not be considered as measures of discretionary cash available to invest in business growth or to reduce indebtedness. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Pro Forma Adjusted Net Income, Pro Forma Adjusted Earnings per Share and ROIC supplementally.

Academy Sports and Outdoors, Inc. B-3
Adjusted EBITDA and Adjusted EBIT
The following table provides reconciliations of net income (loss) to Adjusted EBITDA and Adjusted EBIT for the periods presented (amounts in thousands):

	Fiscal Year Ended
	January 28, 2023 ($)	January 29, 2022 ($)	January 30, 2021 ($)
Net income	628,001	671,381	308,764
Interest expense, net	46,441	48,989	86,514
Income tax expense	190,319	188,159	30,356
Depreciation and amortization	106,762	105,274	105,481
Consulting fees(a)	—	—	285
Private equity sponsor monitoring fee(b)	—	—	14,793
Equity compensation(c)	21,175	39,264	31,617
Gain (loss) on early retirement of debt, net	1,963	2,239	(3,582)
Severance and executive transition costs(d)	—	—	6,571
Costs related to the COVID-19 pandemic(e)	—	—	17,632
Payroll taxes associated with the 2021 Vesting Event(f)	—	15,418	—
Other(g)	—	3,118	8,592
Adjusted EBITDA	994,661	1,073,842	607,023
Less: Depreciation and amortization	(106,762)	(105,274)	(105,481)
Adjusted EBIT	887,899	968,568	501,542
a.Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
b.Represents our contractual payments under the Monitoring Agreement. See Note 13 to the consolidated financial statements in the Annual Report.
c.Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event (see Note 1 to the consolidated financial statements in the Annual Report), timing and valuation of awards, achievement of performance targets and equity award forfeitures.
d.Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
e.Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.
f.Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
g.Other adjustments include (representing deductions or additions to Adjusted EBITDA and Adjusted EBIT) amounts that management believes are not representative of our operating performance, including installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to New Academy Holding Company LLC’s members and the 2020 Plan, and other costs associated with strategic cost savings and business optimization initiatives.

B-4 Academy Sports and Outdoors, Inc.
Adjusted Net Income, Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings per Share
The following table provides a reconciliation of net income to Adjusted Net Income, Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings per Share for the periods presented (amounts in thousands, except per share data):

	Fiscal Year Ended
	January 28, 2023 ($)	January 29, 2022 ($)	January 30, 2021 ($)
Net income	628,001	671,381	308,764
Consulting fees (a)	—	—	285
Private equity sponsor monitoring fee (b)	—	—	14,793
Equity compensation (c)	21,175	39,264	31,617
Gain (loss) on early retirement of debt, net	1,963	2,239	(3,582)
Severance and executive transition costs (d)	—	—	6,571
Costs related to the COVID-19 pandemic (e)	—	—	17,632
Payroll taxes associated with the 2021 Vesting Event (f)	—	15,418	—
Other (g)	—	3,118	8,592
Tax effects of these adjustments (h)	(5,382)	(14,884)	(136)
Adjusted Net Income	645,757	716,536	384,536
Estimated tax effect of change to C-Corporation status (i)	—	—	(72,844)
Pro Forma Adjusted Net Income	645,757	716,536	311,692
Earnings per common share:
Basic	7.70	7.38	3.96
Diluted	7.49	7.12	3.79
Pro Forma Adjusted Earnings per Share:
Basic	7.91	7.88	4.00
Diluted	7.70	7.60	3.83
Weighted average common shares outstanding:
Basic	81,590	90,956	77,994
Diluted	83,895	94,284	81,431

a.	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
b.	Represents our contractual payments under the Monitoring Agreement. See Note 13 to the consolidated financial statements in the Annual Report.
c.	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event (See Note 1 to the consolidated financial statements in the Annual Report), timing and valuation of awards, achievement of performance targets and equity award forfeitures.
d.	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
e.	Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchases earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.
f.	Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
g.	Other adjustments include (representing deductions or additions to Adjusted Net Income) amounts that management believes are not representative of our operating performance, including installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to New Academy Holding Company's members and the 2020 Plan, and other costs associated with strategic cost savings and business optimization initiatives.
h.	Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income and Pro Forma Adjusted Net Income at our historical tax rate.
i.	Represents the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation, upon which we became subject to federal income taxes.

Thank You
for being a stockholder.

Learn more at academy.com.

ACADEMY SPORTS AND OUTDOORS, INC. 1800 NORTH MASON ROAD KATY, TEXAS 77449
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V06002-P91594 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACADEMY SPORTS AND OUTDOORS, INC.
The Board of Directors recommends you vote FOR each of the director nominees in Proposal 1.
1.Election of Class III Directors Nominees	For	Withhold
1a) Ken C. Hicks	☐	☐
1b) Beryl B. Raff	☐	☐
1c) Jeff C. Tweedy	☐	☐
The Board of Directors recommends you vote FOR Proposals 2, 3, and 4.				For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2023.				☐	☐	☐
3. Approval, by a non-binding advisory vote, the fiscal 2022 compensation paid to the Company’s named executive officers.				☐	☐	☐
4. Approval of the First Amendment to the Company’s 2020 Omnibus Incentive Plan, which, among other changes, increases the number of shares available for issuance thereunder.				☐	☐	☐
Note: The proxies will vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Authorized Signatures. This section must be completed for your vote to be counted. Date and sign below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN THE BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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V06003-P91594

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACADEMY SPORTS AND OUTDOORS, INC.

I hereby appoint Wendy A. Beck and Sharen J. Turney, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the Annual Meeting of Stockholders of Academy Sports and Outdoors, Inc. to be held on Thursday, June 1, 2023 at 8:00 A.M. Central Time, or at any adjournment or postponement thereof, in accordance with the instruction on the reverse side of this card and with the same effect as though I were present at the Annual Meeting and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

If you vote by phone or Internet, please do not mail your proxy card.

Thank You For Voting.

Continued and to be signed and dated on reverse side